                                                                   Exhibit 10.11

                              AMENDED AND RESTATED
                              DISTRIBUTOR AGREEMENT

                                     between

                               R2 TECHNOLOGY, INC.

                                       and

                        GENERAL ELECTRIC MEDICAL SYSTEMS,
                     A DIVISION OF GENERAL ELECTRIC COMPANY

                            As of September 27, 2000

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

         This AMENDED AND RESTATED DISTRIBUTOR AGREEMENT (this "Agreement") is entered into effective September 27, 2000 (the "Effective Date"), between R2 Technology, Inc., a Delaware corporation having a principal place of business at 325 Distel Circle, Los Altos, California 94022 ("R2"), and GE Medical Systems, a division of General Electric Company, a New York corporation, having a principal place of business at 3000 N. Grandview Boulevard, Waukesha, Wisconsin 53188 ("GEMS"). The term GEMS, as used herein, shall include all Affiliates (as defined below) of GEMS.

                                    RECITALS

         WHEREAS, R2 and GEMS previously have entered into that certain Distributor Agreement, dated as of May 7, 1998, as amended to date (the "Original Agreement"), relating to the distribution by GEMS of R2's ImageChecker hardware and software;

         WHEREAS, R2 and GEMS desire to amend and restate the Original Agreement as set forth herein;

         WHEREAS, this Agreement provides for a non-exclusive technology relationship and an exclusive sales and marketing relationship between R2 and GEMS relating to R2's ImageChecker software and associated hardware for use with a Digital Based Mammography System (as defined below) which assists radiologists in the mammographic screening process for the detection of breast cancer.

         NOW, THEREFORE, in consideration of the foregoing recitals and the agreements and covenants set forth in this Agreement, the adequacy of which is hereby acknowledged, the parties hereto agree to amend and restate the Original Agreement as follows:

         1.       DEFINITIONS.
                  -----------

                  1.1 "Affiliate" shall mean, with respect to R2 or GEMS, any
                       ---------
corporation or other entity which is directly or indirectly controlling, controlled by or under the common control with R2 or GEMS, as applicable. For the purpose of this Agreement, "control" shall mean the direct or indirect ownership of fifty percent (50%) or more of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the jurisdiction where such entity was formed.

                  1.2 "Availability Date" shall mean the date on which all of
                       -----------------
the following have occurred: (a) final FDA approval of the R2 Product for commercial use has been obtained the R2 Product meets the mutually agreed Specifications and (c) the R2 Product is commercially available to GEMS for sale by GEMS to its customers with the GEMS Product. For purposes of this Section, it is understood and agreed that such final FDA approval of the R2 Product and commercial availability of the R2 Product to GEMS shall not be affected by when, or whether or not, GEMS obtains FDA approval of a particular GEMS Product configured for use with the R2 Product.

                  1.3 "CAD" shall mean computer aided detection.
                       ---

                  1.4 "Change of Control of R2" shall mean: (a) a dissolution or
                       -----------------------
liquidation of R2; (b) a merger or consolidation of R2 with or into another corporation (or other entity) or corporations (or other entities) in which the persons and entities who are the stockholders of R2 immediately prior to the effectiveness of such merger or consolidation, immediately after the effectiveness of such merger or consolidation, do not own at least fifty percent (50%) of the then outstanding voting power of the surviving entity or resulting entity of such merger or consolidation, (other than a merger effected solely for purposes of the reincorporation of R2); (d) the sale of all or substantially all of the assets of R2; or (e) any transaction or series of related transactions in which capital stock (or other equity) of R2 representing in excess of 35% of the voting power of all then outstanding capital stock of R2 is transferred to a single corporation, entity, person or to a group of corporations, entities, or persons acting in concert.

                  1.5 "Computed Radiography System for Mammography" shall mean a
                       -------------------------------------------
mammography system where the original image data is acquired using a photo-stimulated storage phosphor screen detector or similar technology.

                  1.6 "Digital Based Mammography System" shall mean a digital
                       --------------------------------
based mammography system wherein the original image data is acquired using a digital array detector, including but not limited to charged-coupled device
(CCD) based, slot scanning devices and direct digital capture devices.

                  1.7 "Exclusivity Period" shall mean the period beginning on
                       ------------------
the Effective Date hereof and ending on the earlier of (a) the one year anniversary of the Availability Date or (b) the earlier termination of the exclusivity provisions of this Agreement pursuant to the terms of Article 3 hereof.

                  1.8 "FDA" shall mean the United States Food and Drug
                       ---
Administration.

                  1.9 "Files for Bankruptcy" shall mean, with respect to an
                       --------------------
entity, if any of the following events occurs: such entity (a) becomes the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, which is not discharged in its favor with prejudice within thirty (30) days thereafter; (b) makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the recomposition, extension or readjustment of all or substantially all of its obligations; or (c) files, or has filed against it, a petition or other document seeking relief under the United States or foreign bankruptcy laws, which is not discharged with prejudice within thirty (30) days thereafter.

                  1.10 "Film Based Mammography System" shall mean a film based
                        -----------------------------
mammography system wherein the original image data are acquired on film.

                  1.11 "GEMS Price" shall mean that price for each R2 Product
                        ----------
(as defined below) set forth on Exhibit A, as may be changed according to the provisions of Article 4 or Exhibit A.

                  1.12 "GEMS Product" shall mean GEMS' Full Field Digital
                        ------------
Based Mammography System.

                  1.13 "Hardware" shall have the meaning set forth in Exhibit B.
                        --------

                  1.14 "Patents" shall mean the patents listed in Exhibit E,
                        -------
which shall be amended from time to time to include patents granted with respect to the R2 Product.

                  1.15 "Patent Rights" shall mean the following:
                        -------------

                           1.15.1 the Patents and any continuations, divisions
or continuations-in-part of the Patents, and any patent issuing from any of the foregoing; and

                           1.15.2 any reissues, re-examinations or extensions of
the Patents.

                  1.16 "R2 Product" shall mean R2's ImageChecker Software
                        ----------
(including a Software Copy) and associated Hardware (and any successor product) configured for use with the GEMS Product, as reflected in the Specifications.

                  1.17 All references in this Agreement to the "sale" "selling," "purchasing" or "purchase" of Software or Software Copies shall mean the sale or purchase of a license to use such Software or Software Copies.

                  1.18 "Software" shall have the meaning set forth in Exhibit B.
                        --------

                  1.19 "Software Copy" shall mean an object code copy of any of
                        -------------
the Software, together with a copy of any user manual or other documentation customarily supplied therewith to end users by R2, including without limitation, an English language version of the user's guide and service and installation manual related to the R2 Product.

                  1.20 "Specifications" shall mean the specifications for the R2
                        --------------
Product, configured for use with the GEMS Product, as set forth in the latest mutually agreed upon version of the GEMS SDRS document, the initial version of which is attached hereto as Exhibit D. The final Specifications is subject to additional discussions and mutual agreement. The expected performance of the R2 Product algorithm is set forth on Exhibit D, which includes the sensitivity and specificity values of the R2 Product used with the GEMS Product. R2 shall define the methodology which will be used to demonstrate that the performance of the R2 Product used with the GEMS Product is equivalent to or better than the performance of the R2 Product used with a Film Based Mammography System.

                  1.21 "Term" shall have the meaning specified in Section 15.1.
                        ----

                  1.22 "Territory" shall mean all countries or other territories
                        ---------
of the world.

                  1.23 "Valid Claim" shall mean any claim of an issued and
                       -------------
unexpired Patent included within the Patent Rights, which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction.

         2.       SCOPE OF THE AGREEMENT.
                  ----------------------

                  2.1      Product Covered.  The terms and provisions of this
                           ---------------
Agreement shall be applicable with respect to the R2 Product only, except where other products are expressly referenced.

                  2.2 Development. GEMS and R2 agree to jointly undertake a
                      ------------
technical collaboration to further develop specifications to define the interface between the R2 Product and the GEMS Product and the compatibility of the R2 Product with the GEMS Product.

                  2.3 Purchase and Distribution of Product. GEMS shall purchase
                      -------------------------------------
from R2, and R2 shall sell to GEMS, the R2 Product, and GEMS shall distribute the R2 Product in the Territory, subject to the terms of this Agreement (including without limitation, the provisions regarding exclusivity in Article
3).

                  2.4      Purchases of R2 Product.
                           -----------------------

                           2.4.1    Purchase of Prototype.  GEMS shall
                                    ---------------------
purchase twenty (20) units of the R2 Product for the pilot customer accounts no later than December 31, 2000; provided, however, that the obligation to purchase such units shall be contingent upon the R2 Product being in a prototype phase acceptable for pilot customer applications (regardless of whether the portion of the GEMS Product being developed by GEMS is in a completed form acceptable for pilot customer applications), and if this does not occur prior to December 31, 2000, then GEMS shall not have any obligation to purchase any such units. GEMS, at its option, may purchase additional units of the R2 Product for the pilot customer accounts, at the same GEMS Price as the initial twenty, subject to R2's consent, such consent not to be unreasonably withheld.

                           2.4.2    Purchases After FDA Approval.  Except as
                                    ----------------------------
provided in Section 2.9, from and after the Availability Date, GEMS may, but shall not be obligated to, purchase, and R2 shall be obligated to sell to GEMS, units of the R2 Product at the GEMS Price and on the terms and conditions set forth herein, unless otherwise mutually agreed by GEMS and R2.

                           2.4.3    Failure to Meet Specifications.  In no event
                                    ------------------------------
shall GEMS have any obligation at any time under any provision hereof to purchase any units of the R2 Product if the R2 Product does not meet the mutually agreed Specifications, unless otherwise agreed to in writing by GEMS.

                  2.5 Subdistributors. Subject to the provisions of this
                      ----------------
Agreement, GEMS may appoint one or more third parties within any portion of the Territory to distribute or act as a sales representative for the R2 Products to end user customers (each a "Subdistributor"). GEMS agrees to terminate a Subdistributor's right to distribute R2 Products promptly upon becoming aware that such Subdistributor is selling or otherwise distributing R2 Products, directly or indirectly, in a manner that is not in accordance in any material respect with the provisions of this Agreement.

                  2.6 Reservation of Rights; No Rights Beyond the R2 Product.
                      -------------------------------------------------------
Except as expressly provided in this Agreement (including without limitation, Section 14.4), (a) no right, title, or interest is granted, whether express or implied, by R2 to GEMS, (b) nothing in this Agreement shall be deemed to grant to GEMS rights in any products or technology other than the R2 Products, and (c) no provision of this Agreement shall be deemed to restrict R2's right to exploit technology, know-how, patents, or any other intellectual property rights relating to the R2 Products in products other than R2 Products. It is further understood and agreed that, subject to the provisions of this Agreement (including without limitation, Section 14.4), R2 may itself, or with or through third parties, (i) market, sell, or otherwise distribute, directly or indirectly, R2 Products in Japan, and (ii) distribute products other than the R2 Product in the Territory, either directly or indirectly, for any purpose. Without limiting the foregoing, such products may comprise hardware and/or software that is part of the R2 Product provided that such products are not used with Digital Based Mammography Systems. Following the end of the Exclusivity Period, R2 may, through itself or through third parties, market, sell, or otherwise distribute, directly or indirectly, the R2 Product in the Territory.

                  2.7 Independent Contractors. The relationship of GEMS and R2
                      ------------------------
established by this Agreement is that of independent contractors, and nothing herein shall be construed to (a) give either party the power to direct or control the day-to-day activities of the other, (b) constitute the parties as partners, joint venturers, principal and agent, employer and employee, co-owners, franchisor and franchisee, or otherwise as participants in a joint undertaking, or (c) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever. Except as otherwise set forth herein, all financial and other obligations associated with each party's business are the sole responsibility of such party.

                  2.8      GEMS Cases.
                           ----------

                           2.8.1    Training Cases.  GEMS and R2 acknowledge
                                    --------------
that GEMS has provided to R2 data from one hundred (100) "normal cases" (cases containing no indication of cancer). In order to assist R2 in developing a prototype phase of the R2 Product as set forth in Section 2.4.1 and to obtain regulatory approvals from the FDA and all other governmental and regulatory approvals in the Territory, GEMS shall provide data no later than September 30, 2000 from a total of 200 "cancer cases" comprised of 100 cases containing an indication of microcalcification and 100 masses, that will constitute a database with a repartition in the pathology size corresponding to a screening population (the "Cancer Cases"). Such screening population shall consist of the following distribution guidelines: (a) lesions less than 2 cm.--at least 75% of the cases;
(b) lesions between 2 cm. and 3 cm.--no more than 20% of the cases; and (c) lesions greater than 3 cm.--no more than 5% of the cases. Notwithstanding the foregoing, GEMS and R2 acknowledge and agree that such distribution percentages are to be used as guidelines for data collection and that R2 shall have no remedy against GEMS if such distribution percentages are not met. Such case data shall be provided by GEMS to R2 as soon as reasonably practicable after it is available to or captured by GEMS and after appropriate informed consent has been obtained from all affected subjects. GEMS shall proceed diligently to obtain such appropriate informed consent.

                           2.8.2    Algorithm.  Prior to GEMS commencing
                                    ---------
discussions with the Institutional Review Board ("IRB"), R2 shall confirm in writing to GEMS that the R2 Product algorithm can process the PMA (pre-market approval) cases which are done in feasibility format and that R2 can use them for the PMA submission. In the event that the FDA does not accept these cases for R2's FDA submission, then GEMS and R2 shall negotiate in good faith to determine how to acquire additional cases as outlined in Section 2.8.3.

                           2.8.3    FDA Cases.  Within fifteen (15) days of
                                    ---------
receipt by GEMS of written approval from the IRB, GEMS shall deliver to R2 the PMA data set, consisting generally of 44 "cancer cases" and 100 "benign cases." If the FDA requires more than the number of cases referred to above in order to approve the R2 Product, then GEMS and R2 shall negotiate in good faith to determine how many more cases need to be accrued, how to obtain them and how to share the costs thereof.

                           2.8.4    Use and Return of Case Data.  R2 represents,
                                    ---------------------------
warrants and covenants to GEMS that the FDA cases, training cases and test data provided under this Section 2.8, together with any and all other cases, training databases and other related materials provided to R2 by GEMS will be used by R2 solely for the testing, development and regulatory approval of the R2 Product for use with the GEMS Product exclusively, and, upon the request of GEMS will be promptly returned to GEMS upon the termination of this Agreement or at any time upon the request of GEMS. Upon the return of such information, R2 will provide GEMS with a certificate from the president or chief financial officer of R2 certifying that all copies of such information have been returned to GEMS. None of the information provided by GEMS shall identify any individual patient. All such information provided to R2 under this Section 2.8 shall be deemed "Confidential Information" under Section 12. R2 shall keep the training cases and the FDA cases separate and shall not commingle the data from the two groups of cases.

                           2.8.5    Test Cases.  After the training database
                                    ----------
requirements outlined in Section 2.8.1 are met, GEMS shall accrue a test database. Such cases shall be used by R2 solely to evaluate the R2 Product algorithm. The R2 Product algorithm shall be evaluated with R2 tools. Representatives of GEMS shall participate in running the algorithm tests at R2's offices and GEMS shall have the right to access and to receive copies of all results and analyses of such tests, only for purposes related to this Agreement. R2 represents, warrants and covenants that the test cases shall not be used by R2 for any purpose other than such testing prior to the testing and analysis of the algorithm as discussed above in this Section 2.8.5. If the results of the testing reflect that the R2 Product is not meeting the Specifications, (a) then the R2 Product shall not be released, unless otherwise agreed to in writing by GEMS, and (b) GEMS and R2 shall share equally the test database in two halves:
(i) one half of the cases shall be added to the training database and (ii) the other one-half of the cases shall remain in the test database. Any remaining test cases (from subsection (ii) above) shall not be used for testing until the next planned algorithm evaluation and shall be subject to the conditions of this
Section 2.8.5.

                  2.9 GEMS Products. Although GEMS shall not have any obligation
                      --------------
to purchase any minimum number of units of the R2 Product, GEMS hereby agrees that from and after the Availability Date until the end of the Exclusivity Period, GEMS shall include the R2 Product as integrated and packaged together with at least * * * of the GEMS Products shipped or caused to be shipped by GEMS (as measured on a quarterly basis); provided, however, that such obligation for GEMS shall not be applicable during the first ninety (90) days following the Availability Date; and, provided, further, that GEMS shall have sixty (60) days after any written notice of default under this Section 2.9 from R2 to remedy any such default (notwithstanding any other provision of this Agreement). GEMS shall be relieved of its obligations under this Section 2.9, upon written notice to R2, (a) if GEMS, acting in good faith, reasonably believes, as established by contemporaneous written records that the R2 Product infringes a third party's intellectual property rights, or (b) if, and then to the extent, that R2 is unable to supply to GEMS or its customers in a sufficient quantity and on a sufficiently timely basis to allow GEMS to meet such obligations. Upon such GEMS written notice to R2, R2 has thirty (30) days to contest such alleged infringement by providing written notice to GEMS. If the parties are not able to reach agreement on how to remedy such alleged infringement within thirty (30) days of R2's written notice of contest to GEMS, including without limitation amending this Agreement, then either party may terminate this Agreement. If GEMS fails to meet its obligations under this Section 2.9, and such failure is not remedied within the time period set forth above, then R2 shall have the right, as its sole and exclusive remedy for such failure, to terminate the exclusivity provisions of this Agreement.

         3.       EXCLUSIVITY.
                  -----------

                  3.1 Exclusivity Obligations of Each Party. Subject to the
                      --------------------------------------
terms and conditions hereof, including without limitation, Sections 2.6 and 3.6, during the Exclusivity Period (a) R2 shall not sell, lease, loan, license, transfer or otherwise provide, or grant any distribution or other rights to provide, directly or indirectly, the R2 Product to any manufacturer, distributor, customer or other third party in the Territory (except in Japan where such rights shall be non-exclusive), and (b) GEMS shall not purchase the R2 Product from any third party. For the purposes of this Article 3, the R2 Product also shall be deemed to include any similar product configured for use with any Digital Based Mammography System other than the GEMS Product.

                  3.2 Termination of Exclusivity for Both Parties. In the event
                      --------------------------------------------
the exclusivity provisions are terminated with respect to one party, they also shall be deemed terminated with respect to the other party and the Exclusivity Period shall terminate.

----------
* * *Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                  3.3 Termination of Exclusivity Obligations of R2.
                      ---------------------------------------------
Notwithstanding the provisions of Section 3.1, and subject to Section 3.5, the obligation of R2 to sell the R2 Product exclusively to GEMS shall terminate, and the Exclusivity Period shall terminate, at the sole option of R2: (a) immediately upon termination of this Agreement; (b) upon the one (1) year anniversary of the Availability Date; or (c) upon the election of R2 to terminate exclusivity pursuant to the provisions of Section 2.9.

                  3.4 Termination of Exclusivity Obligations of GEMS.
                      -----------------------------------------------
Notwithstanding the provisions of Section 3.1, the obligation of GEMS to purchase the R2 Product exclusively from R2 shall terminate, and the Exclusivity Period shall terminate, at the sole option of GEMS, (a) immediately upon the termination of this Agreement; (b) the one (1) year anniversary of the Availability Date; (c) immediately if R2 is not able to supply R2 Product that is commercially competitive with regard to cost, quality, delivery or service taken in the aggregate, provided that if R2 cures such inability within ninety
(90) days after written notice is provided by GEMS to R2, then the exclusivity provisions shall be reinstated; (d) subject to the provisions below in this
Section 3.4, thirty (30) days after written notice from GEMS to R2 if GEMS, acting in good faith, reasonably believes, as established by contemporaneous written records, that the R2 Product infringes the intellectual property rights of any third party; (e) if GEMS or any of its Affiliates acquires, merges or consolidates with a third party which supplies a product similar to the R2 Product; (f) if R2 is unable to supply the R2 Product because of a decision to exit the business, insolvency or any other reason; (g) if R2 Files for Bankruptcy; or (h) ninety (90) days after GEMS has provided R2 with written notice of its intention to terminate exclusivity or (i) upon the election of R2 to terminate exclusivity pursuant to the provisions of Section 2.9. Upon GEMS written notice to R2 pursuant to clause (d) above, R2 has thirty (30) days to contest such alleged infringement by providing written notice to GEMS. If the parties are not able to reach agreement on how to remedy such alleged infringement within thirty (30) days of R2's written notice of contest to GEMS, including without limitation amending this Agreement, then either party may terminate this Agreement.

                  3.5 Sale of R2. In the event of a Change of Control of R2, R2
                      -----------
may, at its sole discretion, terminate the right of GEMS to purchase the R2 Product exclusively from R2, in which case the termination of exclusivity, and the termination of the Exclusivity Period, would occur six (6) months after the consummation of such Change of Control of R2; provided, however, that GEMS would retain a non-exclusive right to sell the R2 Product for the Term of this Agreement, including any extension period if GEMS has provided notice of its intent to extend the Term in accordance with Section 15.1 prior to the effective date of the Change of Control of R2. Notwithstanding the foregoing and as a condition to the termination of exclusivity pursuant to this Section 3.5, prior to entering into negotiations with any party regarding a Change of Control of R2, R2 and its controlling shareholders shall first notify GEMS in writing of a proposed Change of Control of R2, which notification shall not include the name or identity of the other party or any information deemed confidential of such other party, and shall negotiate in good faith with GEMS for a period of sixty
(60) days following receipt of such notice by GEMS, regarding a Change of Control of R2 in which GEMS may acquire control of R2.

                  3.6      Ability to Collaborate with Other Parties, Etc.
                           -----------------------------------------------
Notwithstanding any other provisions of this Agreement, during the Term of this Agreement, including without limitation, during the Exclusivity Period, (a) GEMS shall not be prohibited from selling and distributing any software or hardware products developed by GEMS or its Affiliates provided that such products are not directly competitive with the R2 Product, including any future version thereof; (b) GEMS shall have the right to sell and distribute software or hardware products that may operate on the GEMS systems provided that such products are not directly competitive with the R2 Product, including any future version thereof; (c) GEMS and R2 shall not be prohibited from sharing their respective technical information with third parties, subject to the parties' confidentiality agreements, in connection with the development of software or hardware products that may operate with their respective systems, whether or not such products may be competitive with the other's products; and (d) GEMS and R2 shall have the right to develop internally or to collaborate with third parties in connection with the development of software or hardware products that may operate with their respective systems, whether or not such products may be competitive with the other's products; provided, however, that in no event shall GEMS or R2 enter into an agreement with any third party, with an effective date prior to the end of the Exclusivity Period under this Agreement, which grants such third party the right to sell, purchase, distribute, market or promote CAD products for Digital Based Mammography Systems prior to the end of such Exclusivity Period. The foregoing provision shall not prevent either GEMS or R2 from discussing or negotiating agreements or other relationships with third parties related to such CAD products in advance of the termination of the exclusivity provisions hereof.

                  3.7 Effect of Termination of Exclusivity. Subject to
                      -------------------------------------
termination pursuant to Article 15, if the Exclusivity Period is terminated pursuant to this Article 3, the remaining provisions of this Agreement shall remain in full force and effect and Exhibit A to this Agreement shall automatically be amended to reflect the most favorable price and discount terms offered by R2 to any other purchasers or distributors of the R2 Product for similar volume, terms, conditions and achievement of target license placements of R2 Products, taken in the aggregate (taking into account all R2 Products purchased or licenses placed by GEMS) ("Most Favored Customer Pricing").

         4.       PRICING AND PAYMENT.
                  -------------------

                  4.1 Pricing. With respect to each R2 Product purchased by GEMS
                      --------
hereunder, GEMS shall pay to R2 the GEMS Price for each R2 Product sold hereunder. The GEMS Prices for R2 Products may only be revised as set forth in Subsections 4.2, 4.3 and 4.4 below. All prices are quoted in United States currency.

                  4.2      [Intentionally Omitted.]

                  4.3 Audit Right. GEMS shall have the right, upon reasonable
                      ------------
notice to R2, to have a third party independent auditing agency audit (or cause such representatives or agents to audit) R2's books and records to determine (a) R2's compliance with the "most favored customer" pricing terms set forth herein, including without limitation in Section 3.7 and Exhibit A, and (b) R2's actual manufacturing cost for the Hardware (as defined in Exhibit A) and spare parts. The results of such audit shall be deemed to be R2 Confidential Information. If an audit reflects that a lower price should have been charged or should be charged to GEMS for units of R2 Product, then appropriate adjustments shall be made to the GEMS Price, including any necessary adjustments for units previously sold, where applicable. If the Manufacturing

Cost (as defined in Exhibit A) charged to GEMS differs from R2's actual manufacturing cost by more than ten (10%) percent, then the Parties shall enter into good faith negotiations to amend the GEMS Price, taking into account the actual costs incurred by R2. The cost of the audit shall be paid by GEMS, unless the audit reveals that (i) the GEMS Price charged to GEMS was not in accordance with the Most Favored Customer Pricing, or (ii) R2's actual manufacturing costs differ by more than ten percent (10%) from those included in the GEMS Price, in which case R2 shall pay for the costs of the audit.

                  4.4 Taxes. R2 and GEMS shall negotiate in good faith to
                      ------
determine the extent to which the GEMS Price includes Taxes (as defined below) and the extent to which GEMS will be obligated to pay Taxes in addition to the GEMS Price. For purposes of this Section 4.5, "Taxes" shall mean any excise, sales, use, value added (VAT), and withholding and similar taxes or duties imposed by any government agency that has jurisdiction over the import, export, or purchase of the R2 Products (other than taxes on net income of R2 or GEMS).

                  4.5 Payment. All payments shall be made in United States
                      --------
Dollars and are due net sixty (60) days after shipment by R2 of the R2 Product, unless otherwise mutually agreed to by the parties.

                  4.6 Country of Origin. Invoices issued by R2 shall contain the
                      ------------------
country of origin of the Software (i.e., the country in which the item was actually developed). R2 warrants and represents that for Software imported by it, the country of origin on R2's invoice is correct and the Software is marked conspicuously, legibly, indelibly and permanently in accordance with United States law. For imported Software and Software produced or licensed within the United States, R2 warrants and represents that it shall provide, upon request, information or documentation establishing the country of origin.

         5.       REGULATORY MATTERS.
                  ------------------

                  The provisions of Exhibit F shall govern R2 and GEMS with respect to regulatory matters and the other matters set forth therein. R2 and GEMS each hereby agree to be bound by such provisions.

         6.       SOFTWARE LICENSE AGREEMENTS.
                  ---------------------------

                  GEMS acknowledges and agrees that, in cases where the Software is distributed as a stand-alone item and not integrated into a GEMS Product, it will use all commercially reasonable efforts to obtain agreement from its R2 Product customers to a commercially reasonable software license agreement (each a "Software License Agreement"), such as the form provided in Exhibit C (with such changes as the customer may reasonably request and R2 approves). GEMS shall distribute Software in such cases only to end user customers who have entered into a Software License Agreement in respect of such Software, unless R2 otherwise agrees.

         7.       OTHER SUPPLY TERMS.
                  ------------------

                  To the extent not otherwise addressed herein, terms related to ordering, packaging, shipping, returning the R2 Product and other matters relating to supply of the R2 Product shall be fixed by GEMS in a manner consistent with its terms with other suppliers or as otherwise mutually agreed by GEMS and R2.

         GEMS shall have the right to inspect shipment of R2 Product within 15 calendar days after receipt and shall notify R2 if any R2 Product is found by GEMS to fail to meet Specifications. GEMS shall return rejected R2 Product to R2, at GEMS' expense, including full risk of loss or damage to the R2 Product for the shipment to R2, within a reasonable period of time of discovering the failure and after first receiving a Return Material Authorization from R2, which shall not be unreasonably withheld. No later than 15 calendar days after R2's receipt of rejected R2 Product, R2 shall, at its option and expense if within the Warranty Period, or at GEMS' option and expense as quoted by R2 outside of the Warranty Period, either repair or replace said R2 Product. R2 shall bear all expense and risk of loss or damage to R2 Product for the return shipment to GEMS. R2 Product not rejected within 15 calendar days after receipt shall be deemed accepted by GEMS.

         8.       OWNERSHIP OF INTELLECTUAL PROPERTY.
                  ----------------------------------

                  8.1 Ownership of R2 Intellectual Property. Subject to the
                      --------------------------------------
license and ownership rights set forth in this Agreement and the rights of GEMS to the ownership of each unit of an R2 Product after such unit has been purchased from R2 by GEMS, sole and exclusive right, title and interest to all Patents, Software and the R2 Products and all associated intellectual property rights arising therein shall remain with R2.

                  8.2 Ownership of GEMS Intellectual Property. Sole and
                      ----------------------------------------
exclusive right, title and interest to all GEMS Products and all associated intellectual property rights arising therein shall remain with GEMS.

                  8.3      Ownership of Inventions and Improvements.
                           ----------------------------------------

                           8.3.1    R2 Inventions.  R2 shall have and retain
                                    -------------
sole and exclusive, right, title and interest to all inventions, improvements, discoveries and know-how which are made during the term of this Agreement by R2, its employees or agents acting under authority from R2 working on matters relating to and made using or comprising the R2 Product or the GEMS Product ("R2 Inventions"). R2 hereby grants to GEMS a non-exclusive, royalty free, perpetual license (with right to sublicense) to use, execute, reproduce, display, perform, distribute, modify, create derivative works of, make, have made, market, offer for sale, sell, import and sub-license and otherwise fully exploit products incorporating the R2 Inventions (but shall exclude any R2 Inventions that are not derived from the GEMS Product).

                           8.3.2    GEMS Inventions.  GEMS shall have and retain
                                    ---------------
sole and exclusive right, title and interest to all inventions, improvements, discoveries and know how which are made during the term of this Agreement by GEMS, its employees or agents acting under authority from GEMS working on matters relating to and made using or comprising the R2

Product or the GEMS Product ("GEMS Inventions"). GEMS hereby grants to R2 a
                            -------------------
non-exclusive, royalty free, perpetual license (with right to sublicense) to use, execute, reproduce, display, perform, distribute, modify, create derivative works of, make, have made, market, offer for sale, sell, import and sub-license and otherwise fully exploit products incorporating all GEMS Inventions related to the R2 Product which are necessary or reasonably useful for the development, implementation with and/or commercialization of the R2 Product, including without limitation, the Hardware or Software and all upgrades and updates thereto (but shall exclude any GEMS Inventions that are not derived from the R2 Product).

                           8.3.3    Joint Inventions. Subject to Section 11.2.3,
                                    ----------------
R2 and GEMS shall have and retain jointly all right, title and interest to all inventions, improvements, discoveries and know how which are made during the term of this Agreement jointly by R2 and GEMS, their employees or agents acting under authority from R2 and GEMS working jointly on matters relating to and made using or comprising an R2 and GEMS Product ("Joint Inventions"). Consistent with such joint ownership, each party shall have the unencumbered right to use, execute, reproduce, display, perform, distribute, modify, create derivative works of, make, have made, market, offer for sale, sell, import and sub-license products incorporating such Joint Inventions or to otherwise fully exploit such Joint Inventions, without any duty to account to the other party. If, pursuant to the provisions of Section 11.2.3, any Joint Invention becomes owned solely by one party, such party hereby grants to the other party a non-exclusive, royalty free, perpetual, irrevocable license (with right to sublicense) to use, execute, reproduce, display, perform, distribute, modify, create derivative works of, make, have made, market, offer for sale, sell, import and sub-license products incorporating such Joint Invention or to otherwise fully exploit such Joint Invention.

         9.       LICENSE.
                  -------

                  9.1 All Necessary License Rights. Subject to the provisions of
                      -----------------------------
this Agreement, R2 hereby grants to GEMS all license rights to any of R2's intellectual property necessary to allow GEMS to perform its obligations and exercise its rights under this Agreement. GEMS shall have a nonexclusive license to use, sell, offer for sale and import the R2 Products during the Term which, absent a license would infringe any or all of the Valid Claims and the Patent Rights. GEMS and R2 acknowledge and agree that the purchase of each unit of an R2 Product includes a license for a single acquisition device.

                  9.2 Rights upon Bankruptcy, Etc. Except as otherwise set forth
                      ---------------------------
in this Article 8, R2 hereby grants to GEMS a worldwide, perpetual, irrevocable, royalty-free license to (a) use, execute, reproduce, display, perform, distribute, modify and create derivative works of the Software and (b) make, have made, market, offer for sale, sell and import and otherwise commercially exploit the R2 Product for use in the Territory; provided, that GEMS will not be able to exercise its rights under this license until and unless R2 Files for Bankruptcy.

                  9.3      Distribution of Software Copies.  GEMS shall have an
                           -------------------------------
exclusive license to distribute Software Copies to customers of the R2 Product in the Territory.

                  9.4      No Rights to Reverse Engineer, Etc.  GEMS shall have
                           -----------------------------------
no right to copy the Software or to reverse engineer, disassemble, decompile, or otherwise attempt to derive the source code from the Software, except under the circumstances described in
Section 9.6 or to the extent that any third party would be permitted to do so under applicable law. GEMS shall not remove, alter, cover, or obfuscate any copyright notices or other proprietary rights notices reasonably placed or embedded by R2 on or in the Software.

                  9.5 Agreements Re: Existing Licenses. R2 and GEMS have entered
                      ---------------------------------
into agreements with Shih-Ping Bob Wang ("Wang") in connection with that certain Exclusive License Agreement dated October 1, 1993 between Wang and R2, and with ARCH Development Corporation ("ARCH") in connection with that certain License Agreement I dated December 23, 1996, and that certain License Agreement II dated December 23, 1996, each between ARCH and R2, that provide certain rights to GEMS in the event that R2 Files for Bankruptcy. R2 represents and warrants that there are no other licenses for the Patents that GEMS would require in such event to enable GEMS to (a) use, execute, reproduce, display, perform, distribute, modify and create derivative works of the Software or (b) make, have made, market, offer for sale, sell and import the R2 Product for use in any market in the Territory, except for licenses covering Patents Nos. 5,633,948 and 5,661,820 (the "Kegelmeyer Patents"), which to the best of R2's Knowledge (as defined in Section 10.1.1) are not necessary, as of the date hereof, to (x) use, execute, reproduce, display, perform, distribute, modify and create derivative works of the Software or (y) make, have made, market, offer for sale, sell and import the R2 Product for use in any market in the Territory. In the event that R2, in its reasonable discretion, determines that the Kegelmeyer Patents are necessary for GEMS to exercise the rights set forth in clauses (a) or (b) above, or in the event the Kegelmeyer Patents are asserted against R2 or GEMS as a result of the exercise of such rights by GEMS, then R2 shall obtain for GEMS a license to the Kegelmeyer Patents as required for clauses (a) and (b) above.

                  9.6 Technical Information. In the event that R2 Files for
                      ----------------------
Bankruptcy, R2 shall provide to GEMS all necessary technical information required for use with the R2 Product that it has not already provided in escrow pursuant to Section 18.5, and GEMS shall have the unencumbered right to use all of the technical information so provided or in escrow solely to commercially exploit the R2 Product pursuant to Section 9.2 or to otherwise exercise it rights hereunder.

                  9.7 Exclusivity and Term of Each License. Each license granted
                      -------------------------------------
by R2 to GEMS hereunder shall be exclusive (except in Japan where such rights shall be non-exclusive) until the end of the Term (including any applicable extension) and shall be non-exclusive thereafter. The term of each license granted under this Agreement shall be concurrent with the Term, but shall survive indefinitely and irrevocably with respect to the R2 Product in accordance herewith marketed and sold prior to termination of this Agreement or as provided under Section 15.5.

         10.      INTELLECTUAL PROPERTY WARRANTY
                  -------------------------------

                  10.1     R2 hereby represents to GEMS as follows:

                           10.1.1 R2 has license rights to the Patents set forth
in Exhibit E. The Patents cover portions of the Software incorporated into the R2 Product. As of the date of this Agreement, R2 has received no notice of infringement from any source. To the best of R2's

Knowledge (as defined below), the Patents are valid and enforceable and together with any technical information to be provided by R2 to GEMS, represent all intellectual property rights of R2 necessary for GEMS to perform its obligations and enjoy its rights under this Agreement. For purposes of this Article 10, "Knowledge" shall mean the Company's actual knowledge after due and diligent inquiry of its officers, directors and employees reasonably believed to have knowledge of the matter in question. GEMS agrees that R2 has the right to defend, or at its option to settle, and R2 agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against GEMS or its customers on the issue of infringement of any third party United States patent, copyright or trademark or the misappropriation of a trade secret by the R2 Product distributed hereunder or the use thereof, subject to the limitations hereinafter set forth in this Article 10. R2 shall have sole control of any such action or settlement negotiations, and R2 agrees to pay any settlement amounts or final judgment entered against GEMS or its customers on such issue in any such suit, claim or proceeding defended by R2 (including reasonable attorney fees, other professional fees, and other costs of litigation or settlement). GEMS agrees to notify R2 promptly in writing of such claim, suit or proceeding; provided that the failure to promptly notify R2 shall not relieve R2 of any obligation under this Agreement except to the extent such failure to provide prompt notice adversely impairs R2's ability to defend against the claim, suit or proceeding; provided, that (i) R2 may not consent to imposition of any obligation or restriction on GEMS in any settlement unless mutually agreed by R2 and GEMS, (ii) R2 shall keep GEMS fully informed and permit GEMS to participate (at its own expense) as GEMS may reasonably request and (iii) GEMS may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if R2 declines to defend against such claim, suit or proceeding or Files for Bankruptcy. GEMS agrees to give R2 authority to proceed as contemplated herein, and, at R2's expense, to give R2 information and assistance to settle and/or defend any such claim, suit or proceeding. If the R2 Product, or any part thereof, are, or in the reasonable opinion of R2 may become, the subject of any claim, suit or proceeding for infringement of any patent, copyright or trademark or involves misappropriation of a trade secret, or if it is adjudicatively determined that the R2 Product, or any part thereof, infringes any patent, copyright or trademark or involves the misappropriation of a trade secret, or if the distribution or use of the R2 Product, or any part thereof, is as a result enjoined, then R2 may, at its option and expense: (a) procure for GEMS and its customers the right under such patent, copyright, trademark, or trade secret to distribute or use, as appropriate, the R2 Product or any part thereof; (b) replace the R2 Product, or any part thereof, with functionally equivalent products or parts that do not infringe or misappropriate; (c) suitably modify the R2 Product, or any part thereof; or (d) if the use of the R2 Product, or any part thereof, is prevented by injunction or if the foregoing alternatives cannot be accomplished on a commercially reasonable basis, remove the R2 Product, or any part thereof, discontinue sale of such R2 Product hereunder without incurring any additional liability to GEMS, and refund the aggregate payments paid therefor by GEMS.

                           10.1.2 Notwithstanding the provisions of Section
10.1.1, R2 assumes no liability for (a) any infringement claims with respect to any product in or with which the R2 Product is used if such claims could not reasonably be brought against the R2 Product standing alone; (b) any trademark infringement involving any marking, or branding, not applied by R2 or involving any marking or branding applied at the request of GEMS; or (c) modification of the R2 Product, causing the infringement or any part thereof, unless such modification is made by R2 or pursuant to R2's written direction or consent.

                  10.2 THE FOREGOING PROVISIONS OF THIS ARTICLE 10 AND ARTICLE 11 STATE THE ENTIRE LIABILITY AND OBLIGATION OF EACH PARTY AND THE EXCLUSIVE REMEDY OF THE OTHER PARTY WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE R2 PRODUCT.

         11.      PATENT PROSECUTION AND LITIGATION.
                  ---------------------------------

                  11.1     Maintenance of Current Patents.
                           ------------------------------

                           11.1.1   Maintenance.  As between GEMS and R2, R2
                                    -----------
shall, at its expense, have responsibility for continuation and maintenance of all Patents in the Territory. In the event that R2 discontinues the maintenance or continuation of any Patents in the Territory, then R2 shall provide prompt written notice to GEMS and GEMS may, at its expense, choose to continue and maintain the same with the cooperation of R2.

                           11.1.2   Extensions.  R2 shall have the right but not
                                    ----------
the obligation (subject to the provisions of Section 6.1.3) to seek extensions of the terms of Patents in the Territory. If R2 elects not to seek an extension of the term of a Patent, then R2 shall provide prompt written notice to GEMS and, at GEMS' request, R2 shall either authorize GEMS to act as R2's agent for the purpose of making any application for any extensions of the term of such Patent and provide reasonable assistance therefor to GEMS or shall diligently seek to obtain such extensions, in either event, at GEMS' expense.

                  11.2     Maintenance of New Patents.
                           --------------------------

                           11.2.1   Filings for R2 Inventions.  As between GEMS
                                    -------------------------
and R2, R2 shall, at its expense, have responsibility for filing, prosecution and maintenance of all patents for R2 Inventions in the Territory. GEMS shall have the right to review pending patent applications and make recommendations to R2 concerning R2 Inventions related to the GEMS Product. R2 will consider in good faith all reasonable suggestions of GEMS with respect to such pending applications related to the GEMS Product. R2 agrees to keep GEMS informed of the course of patent prosecution or other proceedings with respect to such patents related to the GEMS Product within the Territory. Any such review and discussions involving GEMS relating to such patent or patent applications shall be provided by GEMS at no cost to R2. In the event that R2 does not file or discontinues the prosecution or maintenance of any Patents in the Territory, then R2 shall provide prompt written notice to GEMS and GEMS may, at its expense, choose to file or continue the same with the cooperation of R2, and if such Patents claim an R2 Invention that relates to the GEMS Product, then GEMS shall own any such Patents thus obtained.

                           11.2.2   Filings for GEMS Inventions.  As between
                                    ---------------------------
GEMS and R2, GEMS shall, at its expense, have responsibility for filing, prosecution and maintenance of all patents for GEMS Inventions related to the R2 Product in the Territory. R2 shall have the right to review pending patent applications and make recommendations to GEMS concerning GEMS Inventions related to the interface or interoperability of the R2 Product with the GEMS Product. GEMS will consider in good faith all reasonable suggestions of R2 with respect to such pending applications related to the R2 Product. GEMS agrees to keep R2 informed of the course of patent prosecution or other proceedings with respect to such patents within the Territory related to the R2 Product. Any such review and discussions involving R2 relating to such patents or patent applications shall be provided by R2 at no cost to GEMS. In the event that GEMS does not file or discontinues the prosecution or maintenance of any such patents or patent applications covering GEMS Inventions related to the R2 Product in the Territory, then GEMS shall provide prompt written notice to R2 and R2 may, at its expense, choose to continue the same with the cooperation of GEMS, and if such patents or patents applications relate to the interoperability or interface of the R2 Product, then R2 shall own any such patents or patent applications thus obtained.

                           11.2.3   Filings for Joint Inventions.  As between
                                    ----------------------------
GEMS and R2, GEMS and R2 shall jointly, at their joint expense, have responsibility for filing, prosecution and maintenance of all patents for Joint Inventions in the Territory. All information disclosed to either party under this Section 11.2.3 shall be deemed Confidential Information of the disclosing party. In the event that either party elects not file or discontinues the prosecution or maintenance of any patents in the Territory, then the other party may, at its expense, choose to file or continue (and thereby own, subject to the rights granted to the other party pursuant to Section 8.3.3) the same with the cooperation of party choosing not to proceed.

                           11.2.4   Extensions.  The parties shall have the
                                    ----------
right but not the obligation to seek extensions of the terms of all patents in the Territory related to the R2 Product or related to the interoperability or interface of the GEMS Product with the R2 Product. If requested, a party shall either authorize the other to act as its agent for the purpose of making any application for any extensions of the term of patents and provide reasonable assistance therefor or shall diligently seek to obtain such extensions, in either event, at the other party's expense.

                  11.3 Third Party Infringement. R2 agrees to use reasonable
                       -------------------------
commercial efforts to enforce its Patent and other intellectual property rights related to the R2 Product. In the event R2 does not undertake such enforcement, GEMS will have the right (but not the obligation) to so enforce such rights and R2 shall give such authority or approvals as may be required for GEMS to do so. In the event that R2 or GEMS becomes aware of actual or threatened infringement of a Patent anywhere in the Territory, that party shall promptly notify the other party in writing. If R2 does not commence, at its own expense, a particular infringement suit within one hundred eighty (180) days of receipt of a request by GEMS to do so, then GEMS, after notifying R2 in writing, shall be entitled to bring such infringement action at its own expense and to include R2 as a nominal party plaintiff. R2 shall keep GEMS reasonably informed of its activities during the 180-day period. The party conducting such action shall have full control over its conduct, including settlement thereof subject to the provisions of this Agreement. In any event, R2 and GEMS shall assist one another and cooperate in any such litigation at the other's reasonable request without expense to the requesting party.

                  11.4 Recovery. R2 and GEMS shall recover their respective
                       ---------
actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation against infringers undertaken pursuant to Section 11.3 above or settlement thereof from any resulting recovery made by any party. Seventy-five percent (75%) of any excess amount of such a recovery shall be retained by the party (either R2 or GEMS) conducting such action and twenty-five percent (25%) of any excess amount of such a recovery shall be paid to the other party.

                  11.5 Status of Activities. The parties shall keep one another
                       ---------------------
informed of the status of their respective activities regarding any litigation or settlement thereof concerning R2 Product within the Territory, provided however that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by a party pursuant to this
Article 11 may be entered into without the consent of the other party if such settlement would require the other party to be subject to an injunction or to make a monetary payment or would otherwise adversely affect the other party's rights under this Agreement.

         12.      CONFIDENTIALITY.
                  ---------------

                  12.1 For purposes of this Agreement, "Confidential Information" shall mean information exchanged between R2 and GEMS pursuant to this Agreement and the performance of the parties' obligations hereunder, orally (if reduced to writing and delivered to the other party within fifteen (15) days of disclosure) or in writing, if marked to indicate its confidential nature or if of a type that a reasonable person would expect to be proprietary and confidential. Neither party shall use the Confidential Information of the other except in connection with the performance of its obligations under this Agreement. In addition, each party shall hold all Confidential Information of the other in confidence and shall not publish, disclose or disseminate the same to any other person or entity except as specified herein. Each party may disclose Confidential Information of the other to its employees and consultants who will be bound by this Agreement. Each party agrees to take the same measures to preserve the confidentiality of the Confidential Information of the other as it does for its own Confidential Information.

                  12.2 The confidentiality and non-use obligations shall not apply to Confidential Information which is (a) in the public domain or subsequently enters the public domain through no act of the receiving party; (b) subsequently acquired by the receiving party from a third person having, to the receiving party's knowledge, no obligation of confidentiality; (c) known to the receiving party at the time of disclosure, as established by competent proof; or
(d) developed independently by or on behalf of the receiving party, without reliance on or use of any Confidential Information of the other. In addition to the foregoing, either party may use or disclose Confidential Information disclosed to it by the other party to the extent such use or disclosure is required by law, government agency, governmental regulation, court order or valid discovery request in connection with a legal proceeding, provided that if a party is required to disclose another party's Confidential Information, it shall provide the other party with prior written notice of any such disclosure and a reasonable opportunity to seek confidential treatment or a protective order, if appropriate. In the event that such confidential treatment or protective order is not obtained, the party required to disclose such Confidential Information shall disclose only that portion of the Confidential Information which its counsel advises that it is legally required to disclose.

                  12.3 Except as specifically provided herein, all Confidential Information shall remain the sole and exclusive property of the disclosing party, and this Agreement shall not limit in any way the right of the disclosing party to enter into agreements with third parties granting rights of any kind to its Confidential Information.

                  12.4 All Confidential Information of the disclosing party in the possession of the other, including without limitation any copies, extracts, summaries, compilations, modifications or abridgments thereof shall be returned immediately upon expiration or termination of this Agreement, upon request by the disclosing party. The receiving party's legal counsel may retain one copy of such Confidential Information in its confidential files for archival purposes only and each party may keep one copy of such Confidential Information in its confidential files to the extent necessary to carry out its maintenance and warranty obligations on the R2 Product or GEMS Product; provided, however, that in no event shall R2 retain any copies of the information provided by GEMS pursuant to Section 2.8, unless otherwise agreed in writing by GEMS.

                  12.5 The obligations under Section 12.1 above with respect to any item of Confidential Information shall survive for a period of three (3) years from the date of the disclosure of such item of Confidential Information or until one year after the termination of this Agreement, whichever is later.

         13.      TRADEMARKS AND TRADE NAMES.
                  --------------------------

                  All public disclosure or description of the relationship between GEMS and R2 shall be in accordance with the documents agreed upon by GEMS and R2 pursuant to Section 14.13. During the Term, GEMS shall have the right within the Territory to advertise the R2 Product under the trademarks, service marks, and trade names that R2 may adopt from time to time ("R2's Trademarks"). GEMS shall not alter or remove any of R2's Trademarks applied to the R2 Products. R2 will not alter or remove GEMS's trademarks applied to the GEMS Products. If the R2 Product is incorporated internally in the GEMS Product, GEMS shall place the R2 Trademark on the GEMS Product to indicate it contains the R2 Product. All representations of R2's Trademarks that GEMS intends to use shall first be submitted to R2 for approval (which shall not be unreasonably withheld or delayed) of design, color, and other details or shall be exact copies of those used by R2. Nothing herein shall grant (a) to GEMS any right, title or interest in R2's Trademarks, or (b) to R2 the right to use GEMS trademarks or tradenames, or any right, title or interest therein. All uses of R2's Trademarks by GEMS shall inure to the benefit of R2. At no time during the Term shall GEMS challenge or assist others to challenge R2's Trademarks or the registration thereof or attempt to register any trademarks, service marks or trade names confusingly similar to those of R2.

         14.      ADDITIONAL AGREEMENTS AND COVENANTS OF THE PARTIES.
                  --------------------------------------------------

                  14.1 Sales and Marketing. GEMS shall include the R2 Product in
                       --------------------
its applicable product catalogues. GEMS shall distribute the R2 Product through its direct sales force or through Subdistributors, at its sole discretion.

                  14.2 Trade Shows. If either party wishes to display an R2
                       ------------
Product at a trade show, the party shall provide advance written notice at least sixty (60) days prior to the trade show to the other party of its intention to show the R2 Product at a trade show. Forty-five (45) days prior to the trade show, the party intending to display the R2 Product at the trade show must provide the other party with copies of the written materials which are intended for use at the trade show for approval by the other party, which approval shall not be unreasonably withheld. The responding party shall provide comments on the written materials at least thirty (30) days prior to the trade show and both parties shall use commercially reasonable efforts to agree upon any changes to the written materials at least thirty (30) days prior to the trade show. Notwithstanding the foregoing, once written materials have been approved by both parties for use at a trade show, the approved written materials may be used at subsequent trade shows without submitting the written materials for re-approval.

                  14.3     [Intentionally Omitted]

                  14.4     Right of First Notice/Negotiation and Right of First
                           ----------------------------------------------------
Refusal.
--------
                           14.4.1   Computed Radiography System for Mammography.
                                    -------------------------------------------
During the Term, GEMS will have a right of first offer/negotiation with respect to the distribution of ImageChecker configuration for use with a Computed Radiography System for Mammography as follows: R2 will provide notice to GEMS in the event that R2 elects to commercialize the R2 ImageChecker configuration for use with a Computed Radiography System for Mammography. Prior to commencing negotiations with a third party, R2 will negotiate in good faith exclusively with GEMS, for ninety (90) days after R2 sends such notice, to enter into a distribution agreement for the ImageChecker configuration for use with a Computed Radiography System for Mammography. If the parties do not enter into a letter of intent or reach an agreement under this Section 14.4.1 within such ninety (90) day period, R2 shall have the right to grant rights to and enter into a distribution agreement for the ImageChecker configuration for use with a Computed Radiography System for Mammography with third parties with respect to any or all of the ImageChecker configuration for use with a Computed Radiography System for Mammography.

                           14.4.2   Additional Configurations.  During the Term
                                    -------------------------
of this Agreement, GEMS will have a right of first notice with respect to the distribution of an ImageChecker configuration or similar product for use with digital systems related to use with a MR device or system (only if such configuration is developed during the Term of this Agreement) as follows: R2 will provide written notice to GEMS, prior to giving notice to any third party, in the event that R2 elects to commercialize an ImageChecker configuration or similar product for use with digital systems related to use with a or MR device or system.

                           14.4.3   Joint Inventions.  During the term of this
                                    ----------------
Agreement, GEMS will have a right of first offer/negotiation and a right of first refusal with respect to the distribution of Joint Inventions or jointly developed technology, which is intended for use with a Digital Based Mammography System as follows: R2 will provide notice to GEMS in the event that R2 elects to commercialize Joint Inventions or jointly developed technology which is intended for use with a Digital Based Mammography System. Prior to commencing negotiations with a third party, R2 will negotiate in good faith exclusively with GEMS, for ninety (90) days after R2 sends such notice, to enter into a distribution agreement for Joint Inventions or jointly developed technology which is intended for use with a Digital Based Mammography System. If the parties do not enter into a letter of intent or reach an agreement under this
Section 14.4.3 within such ninety (90) day period, R2 shall have the right to grant rights to and enter into a distribution agreement for Joint Inventions or jointly developed technology which is intended for use with a Digital Based Mammography System with third parties with respect to any or all of such Joint Inventions or jointly developed technology, provided that prior to entering into any binding agreement with a third party, R2 shall disclose to GEMS in writing the terms of the proposed agreement with the third party and, for a period of thirty (30) days after receipt of such terms by GEMS, GEMS shall have the right to cause R2 to enter into an agreement with GEMS on terms substantially identical to the proposed terms (including without limitation, any exclusivity terms). The provisions of this Section 14.4.3 shall not be deemed in any way to affect the right of GEMS to use and exploit any Joint Inventions as a joint owner thereof (as provided in Section 8.3.3).

                           14.4.4   Joint Technology.  During the Term and for
                                    ----------------
a period of twelve (12) months after expiration or early termination of this Agreement, GEMS will have a right of first offer/negotiation with respect to the distribution of new products produced by R2 incorporating Joint Inventions or jointly developed technology as follows: R2 will provide notice to GEMS in the event that R2 elects to commercialize new products incorporating Joint Inventions or jointly developed technology. Prior to commencing negotiations with a third party, for a period of ninety (90) days, R2 shall negotiate in good faith with GEMS to enter into a distribution agreement for any such new products incorporating Joint Inventions or jointly developed technology. If the parties do not enter into a letter of intent or reach an agreement under this Section 14.4.4, R2 shall have the right to enter into a distribution agreement for such inventions with any third party.

                  14.5 Materials. To the extent required for regulatory
                       ----------
compliance, GEMS shall provide to R2 for purposes of review and comment by R2 all general purpose promotional, advertising, and educational materials and programs, package data sheets, and other literature relating to the R2 Products at least thirty (30) days prior to the commercial release of such materials or commencement of such programs.

                  14.6 R2 Product Packaging and Labeling. In addition, except
                       ----------------------------------
for the addition of information required by applicable laws and regulations in the Territory, GEMS shall not relabel R2 Products supplied to GEMS by R2 hereunder without the prior written consent of R2. In the event that applicable law or regulation requires relabelling of any R2 Product, GEMS shall so notify R2, and promptly thereafter the parties shall cooperatively develop labels in compliance with such laws or regulations. R2 shall not unreasonably withhold any consent under this Section. The R2 copyright for CAD technology utilized by GEMS will be recognized on the GEMS user interface.

                  14.7 Access. GEMS shall, at R2's request, use reasonable
                       -------
efforts to allow representatives of R2 to visit purchasers of R2 Products in the Territory with GEMS personnel. For each of the first twenty (20) R2 Product pilot installations and the installation of the next twenty-five (25) production units of the R2 Product, where a FFDM modem connection is functional, GEMS will provide to R2 weekly log files for a period of three (3) months. Thereafter, GEMS and R2 will meet quarterly to determine a mutually agreed upon frequency of delivery of log files.

                  14.8     Monthly Meetings.  During the Term, following the
                           ----------------
Availability Date, GEMS and R2 shall conduct monthly business meetings to review contract performance. If the parties determine that GEMS is not achieving minimum sales targets of the R2 Product, then

GEMS and R2, upon mutual agreement, shall negotiate in good faith to determine ways to improve market segment penetration.

                  14.9     Installation and Training.  GEMS shall be responsible
                           -------------------------
for the installation of all R2 Products at the customer's premises and for training the customer's personnel to use the R2 Product.

                  14.10 Updates, Upgrades Options to the R2 Product, Eetc. R2
                        --------------------------------------------------
shall provide all R2 Product ordered by GEMS including all updates, upgrades, enhancements or options to the R2 Product. R2 shall provide GEMS all updates, upgrades, enhancements and options to the R2 Product that R2 intends to commercialize as promptly as practicable. All hardware and software "bug fixes" or similar updates to the R2 Product that are released by R2 for field use shall be provided to GEMS at no cost. Modifications to correct safety, regulatory or quality issues, that are mutually agreed to by GEMS and R2 and in accordance with the latest mutually agreed upon version of the GEMS SDRS document for the R2 Product will be provided by R2 to GEMS at no cost and installed by GEMS on the GEMS Products at no cost. GEMS and R2 shall negotiate in good faith regarding any additional costs, any increase in prices and any related terms with respect to any other upgrades that significantly enhance performance, such as sensitivity, specificity, speed or new features. R2 shall not provide updates nor upgrades to the R2 Product directly to GEMS' end-user customers without GEMS' prior written consent.

                  14.11 Support. Upon the request of GEMS, R2 shall provide
                        --------
commercially reasonable assistance to customers with technical support and answer customer questions regarding the use and operation of the R2 Products and interpretation of accompanying documentation, without any additional charge to GEMS or GEMS' customers. Upon the request of GEMS, R2 shall assist GEMS' field service and application personnel regarding the use and operation of the R2 Products, interpretation of accompanying documentation and similar training, without any additional charge to GEMS or GEMS' customers, including without limitation conducting two training sessions for GEMS personnel, one session for GEMS service personnel, such as field engineers and on-line support center personnel, and the other session for the medical application specialists and sales personnel. R2 shall provide the trainers and all documentation necessary for such training sessions. In addition to the initial training sessions described above, R2 shall provide similar training sessions in connection with any upgrade to the R2 Product or other significant change to the R2 Product. The support set forth in this Section 4.11 (other than the specified training sessions) shall be made available by R2 on a 24-hour, 7 days a week basis.

                  14.12 Information Sharing. R2 shall provide GEMS with notice
                        --------------------
of development areas that R2 is pursuing with respect to updates, upgrades, enhancements or options to the R2 Product within a reasonable time after R2 has determined to pursue such development.

                  14.13 Documentation Describing Relationship. GEMS and R2 shall
                        --------------------------------------
use their commercially reasonable efforts to prepare, within thirty (30) days of the Effective Date, mutually agreed upon documentation to describe the relationship between GEMS and R2, documentation related to Frequently Asked Questions, and press releases.

                  14.14 Forecasts. During the Term, following the Availability
                        ----------
Date, GEMS shall provide to R2 by the first day of each calendar quarter a rolling, non-binding forecast of anticipated purchases of units of the R2 Product for the following thirty (30), sixty (60) and ninety (90) days.

                  14.15 Software Documentation. In addition to the Software
                        -----------------------
documentation included with the Software Copy to be distributed with each R2 Product, the user's guide for the R2 Product will be translated by R2 into Italian, German, French, Portuguese, Spanish and Japanese, and copies will be available to GEMS upon reasonable request.

                  14.16 Spare Parts. R2 shall provide to GEMS a mutually agreed
                        ------------
upon stock of service spare parts for the R2 Product, priced at R2's "Standard Manufacturing Cost." "Standard Manufacturing Cost" shall be based on R2's then current costs (without mark up) to manufacture the spare parts. R2 shall maintain a supply of warranty replacement parts for the R2 Product and shall provide to GEMS such parts until the one-year anniversary of the date of termination of this Agreement, or until GEMS takes over production of the R2 Product, whichever first occurs. Installation and all other service charges are the responsibility of GEMS.

                  14.17 Servicing of R2 Product. Subject to the provisions
                        ------------------------
hereof, including without limitation Sections 14.10, 14.11, 14.18, and R2's obligations related thereto, GEMS shall be responsible for all servicing of the R2 Product.

                  14.18 Warranty Period. R2 warrants and represents that the R2
                        ----------------
Product, including without limitation, the Software, shall be substantially free of Errors. R2 shall provide comprehensive maintenance services to GEMS, including correction of Errors, Updates and Upgrades, repairs to Hardware and replacement of components comprising the Hardware, at no additional charge for a period of one (1) year after delivery of the R2 Product to GEMS (the "Warranty Period"). R2 shall deliver promptly to GEMS any and all documentation and user manuals reasonably necessary to implement and understand any changes to the R2 Product made as a result of the provisions hereof. For purposes of this Section 14.18, "Error" means a substantial failure of the R2 Product to conform to the Specifications.

         15.      TERM AND TERMINATION.
                  --------------------

                  15.1 Term. This Agreement shall continue in force and effect
                       -----
from the date hereof until December 31, 2002 (as it may be extended, the "Term"), unless earlier terminated in accordance with the provisions hereof. GEMS shall have the option, upon written agreement from R2, to extend the Term for two years (through December 31, 2004). Thereafter, the Term may be extended on a year-to-year basis upon mutual consent of GEMS and R2. GEMS shall provide R2 with notice of its intent to so extend the Term no later than September 30, 2002.

                  15.2     [Intentionally Omitted]

                  15.3 Termination for Cause. If either party materially
                       ----------------------
defaults in its performance or breaches any material term or condition of this Agreement, then the other party may give written notice to the breaching or defaulting party that if the breach or default is not cured within thirty (30) days, the Agreement may be terminated. If such notice is given and the material breach or default is not cured during such thirty (30) day period, then the party giving notice of such breach or default shall thereafter have the right to terminate this Agreement within twenty (20) days of the end of such 30-day cure period, such termination to be effective immediately upon giving such notice to the party in breach or default.

                  15.4 Termination If No FDA Approval. In the event that the
                       -------------------------------
Availability Date does not occur on or prior to March 31, 2001, R2, with the reasonable assistance of GEMS where requested and where appropriate, will attempt to resolve, during the ninety-one (91) day period following such date (the "Remedy Period"), all open issues preventing the granting of FDA approval. If the Availability Date does not occur prior to the end of the Remedy Period, GEMS shall have the right, at its sole option, to terminate this Agreement or to terminate its exclusivity obligations under Section 3.1. If the delay in R2's obtaining FDA approval for commercial use of the R2 Product is a direct result of a delay by GEMS in delivery of the FDA Cases or training case data to R2 pursuant to the terms of Section 2.8, then the Remedy Period shall be extended by the same number of days of such delay caused by GEMS.

                  15.5 Other Termination Events. This Agreement shall also
                       -------------------------
terminate, at GEMS's sole option and discretion, (a) thirty (30) days after written notice from GEMS to R2 if GEMS, acting in good faith, reasonably believes that the R2 Product infringes the intellectual property rights of any third party; (b) if R2 is unable to supply the R2 Product because of a decision to exit the business, insolvency or any other reason; or (c) R2 Files for Bankruptcy.

                  15.5 Fulfillment of Orders upon Termination. Upon termination
                       ---------------------------------------
of this Agreement by R2, R2 shall have the right, at its sole option, to require GEMS to satisfy GEMS's obligations under all outstanding purchase orders that have been accepted by R2 prior to the effective date of termination. Upon termination of this Agreement by GEMS, GEMS shall have the right, at its sole option, to require R2 to satisfy R2's obligations under all outstanding purchase orders that have been accepted by R2 prior to the effective date of termination. After the termination of this Agreement, to the extent that GEMS has, or will have pursuant to the provisions of this Section 15.5, possession of units of the R2 Product that it has not distributed or sold to third parties, GEMS shall have the right to continue to market, distribute, and sell R2 Products in the Territory pursuant to the terms hereof for a period of one hundred eighty (180) days after termination of this Agreement. Notwithstanding anything herein to the contrary, in the event that GEMS retains by statute the right to distribute or sell R2 Products in the Territory to any customer or in any country after expiration or termination of this Agreement, then the terms and conditions of this Agreement shall remain in effect as to such customers or countries, as the case may be, until such activities cease.

                  15.6 Effects of Termination. Termination or expiration of this
                       -----------------------
Agreement shall not relieve either party of obligations incurred prior to the termination. Subject to the terms hereof, termination of this Agreement for any reason shall result in termination of any R2 Product Subdistributorship granted by GEMS.

                  15.7 Survival of Certain Terms. The provisions of Articles 5,
                       --------------------------
8, 10, 11.3, 11.4, 11.5, 12, 16 (only with respect to acts and/or omissions that occur prior to the date of termination or expiration of this Agreement) and 17 shall survive the termination or expiration of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination or expiration of this Agreement, except as expressly provided herein.

         16.      INDEMNIFICATION.
                  ---------------

                  16.1 Indemnification by GEMS. GEMS agrees to indemnify,
                       ------------------------
defend, and hold R2 and its directors, officers, employees, representatives and agents harmless from and against any and all third party claims (including those for personal injury or death), losses, damages, obligations, liabilities and costs (including reasonable attorneys' and other professional fees and other costs of litigation) arising out of or attributable to: (a) the operation of the GEMS Product, including without limitation, any liabilities attributable to a design defect, malfunction or other failure of the GEMS Product to perform, but only to the extent that any such liability is not attributable to the operation, defect, malfunction or failure to operate of the R2 Product; (b) the gross negligence or willful misconduct of GEMS in connection with this Agreement; or
(c) any breach of this Agreement by GEMS.

                  16.2 Indemnification by R2. R2 agrees to indemnify, defend,
                       ----------------------
and hold GEMS and its directors, officers, employees, representatives and agents harmless from and against any and all claims (including those for personal injury or death), losses, damages, obligations, liabilities and costs (including reasonable attorneys' and other professional fees and other costs of litigation) arising out of or attributable to: (a) the operation of the R2 Product, including without limitation, any liabilities attributable to a design defect, malfunction, the failure of the R2 Product to perform in accordance with Specifications, or other failure of the R2 Product to perform, but only to the extent that any such liability is not attributable to the operation, defect, malfunction or failure to operate of the GEMS Product; (b) the gross negligence or willful misconduct of R2 in connection with this Agreement; or (c) any breach of this Agreement by R2.

                  16.3 Indemnification Procedures. In the event that any person
                       ---------------------------
intends to claim indemnification pursuant to Section 16.1 or 16.2 (an "Indemnitee") it shall promptly notify the indemnifying party (the "Indemnitor") in writing of such alleged liability, provided that the failure to promptly notify the Indemnitor shall not relieve the Indemnitor of any obligation under this Agreement except to the extent such failure to provide prompt notice adversely impairs the Indemnitor's ability to defend against the claim, suit or proceeding. The Indemnitor shall have the sole right to control the defense and settlement thereof, provided, that (a) the Indemnitor may not consent to imposition of any obligation or restriction on the Indemnitee in any settlement unless mutually agreed among R2 and GEMS, (b) Indemnitor shall keep Indemnitee fully informed and permit the Indemnitee to participate (at Indemnitee's expense) as the Indemnitee may reasonably request and (c) Indemnitee may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if Indemnitor declines to defend against such claim, suit or proceeding or Files for Bankruptcy. The Indemnitees shall cooperate with the indemnifying party and its legal representatives in the investigation of any action, claim or liability covered by Section 16.1 or Section 16.2. The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of Indemnitor, which Indemnitor shall not be required to give, provided that the Indemnitee may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if the Indemnitor declines to take responsibility or Files for Bankruptcy.

                  16.4 Limitation. Notwithstanding the provisions of Subsection
                       -----------
16.2 above, R2 assumes no liability for (a) any infringement claims with respect to any product in or with which the R2 Product is used if such claims could not reasonably be brought against the R2 Product standing alone; (b) any trademark infringement involving any marking or branding not applied by R2 or involving any marking or branding applied at the request of GEMS; (c) the modification of the R2 Products, causing the infringement or any part thereof, unless such modification is made by R2 or pursuant to R2's written direction or consent; or
(d) any infringement resulting solely from R2's compliance with GEMS's specifications. Notwithstanding the provisions of Subsection 16.1 above, GEMS assumes no liability for (a) any infringement claims with respect to any product in or with which any of the GEMS Products may be used but not covering the GEMS Products standing alone; (b) any trademark infringement involving any marking or branding not applied by GEMS or involving any marking or branding applied at the request of R2; (c) the modification of the R2 Products, causing the infringement or any part thereof, if such modification is made by R2 or pursuant to R2's written direction or consent; or (d) any infringement resulting from GEMS's compliance with R2's specifications.

                  16.5 Insurance for R2. R2 represents, warrants and covenants
                       -----------------
that, as of the date hereof, R2 has the following insurance: Products/Completed Operations Liability Insurance in the amount of $1,000,000 combined single limit per occurrence and in the aggregate with the self-insured retention of $10,000 per occurrence and $50,000 aggregate, and that before the first R2 is shipped to GEMS, R2 will increase this limit to $5,000,000 combined single limit per occurrence and in the aggregate with the self-insured retention of $10,000 per occurrence and $50,000 aggregate (the "Insurance Policy"). During the Term, R2 agrees to maintain the Insurance Policy and to take such steps necessary to provide for GEMS to be named as an additional insured party under the Insurance Policy. At GEMS' reasonable request, R2 will deliver to GEMS a certificate of insurance, a certified copy of the Insurance Policy and evidence of all premium payments.

         17.      COMPLIANCE WITH LAWS.
                  --------------------

                  17.1 Export Controls. GEMS understands and acknowledges that
                       ----------------
R2 is subject to regulation by agencies of the United States government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of R2 to provide products, software, documentation or any media in which any of the foregoing is contained, as well as any technical assistance, shall be subject in all respects to R2's compliance with such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration. GEMS shall comply with all applicable United States export control laws and regulations in connection with the performance of its obligations hereunder.

                  17.2 Government. Each party shall at all times during the term
                       -----------
of the Agreement have in effect all licenses, permits, and authorizations from all governmental agencies necessary to the performance of its obligations hereunder, and shall comply with all applicable laws, rules, and regulations affecting its activities hereunder, including, without limitation, the United States Foreign Corrupt Practices Act, as applicable.

                  17.3 Currency Control. In the event that any currency control
                       -----------------
laws come into effect in the Territory which prevent the payment to R2 of any sums due under this Agreement to be made in United States Dollars, GEMS will notify R2 as promptly as practicable, and will cooperate with R2 in any procedure reasonably requested by R2 to give effect to the parties' intent under this Agreement without incurring unreasonable costs.

         18.      GENERAL PROVISIONS.
                  ------------------

                  18.1 Governing Law. This Agreement shall be governed by and
                       --------------
construed under the laws of the State of New York, U.S.A., without reference to conflict of laws principles, and shall not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods.

                  18.2     Dispute Resolution.
                           ------------------

                           18.2.1 Negotiation. The parties shall make a good
                                  -------------
faith attempt to resolve any dispute or claim arising out of or related to this Agreement through negotiation. Within fifteen (15) days after any party gives notice of a dispute or claim, an officer of each of the parties shall meet and make a good faith attempt to resolve such dispute or claim.

                           18.2.2 Arbitration. Any dispute or claim arising out
                                  ------------
of or related to this Agreement, or the interpretation, making, performance, breach, validity, or termination hereof, which has not been resolved by negotiation or mediation as set forth above, shall be finally settled by binding arbitration in San Jose, California if the dispute is initiated by GEMS and in New York, New York if the dispute is initiated by R2, either of which shall be under the Arbitration Rules of the Center for Public Resources for Non-Administrative Arbitration for Business Disputes (the "Rules") by a single, impartial and independent arbitrator appointed in accordance with the Rules. The arbitrator shall have the power to decide all questions of arbitrability. GEMS and R2 shall consent to a single, consolidated arbitration of multiple claims. At the request of either party, the arbitrator will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. The final judgment of the arbitrator shall be in the form of a reasoned, written opinion, and shall be issued within fourteen (14) days of the conclusion of the arbitration proceeding. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without any abridgment of the powers of the arbitrator. The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, all of its costs, expenses and fees, including, without limitation, Center for Public Resources administrative fees, arbitrator fees, travel expenses, out-of-pocket expenses (including, without limitation, such expenses as copying, telephone, facsimile, postage, and courier fees), witness fees, and reasonable attorneys' fees.

                           18.2.3 Limitation on Powers of the Arbitrator, Etc.
                                  --------------------------------------------
The arbitrator shall not in any circumstances have the power or authority to add to or detract from this Agreement, to find any provision of this Agreement unconscionable or otherwise unenforceable, or to award any party punitive, special or consequential damages or any other remedy or damages prohibited by this Agreement. In no event, whether in arbitration or otherwise, shall either party be entitled to receive punitive, special or consequential damages or any other remedy or damages prohibited by this Agreement.

                  18.3 Force Majeure. Neither party shall be liable to the other
                       --------------
for its failure to perform or delay in performing any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control including, but not limited to, failures or delay caused by the other party, acts of God (including without limitation, flood or earthquake), war, embargo, strike, labor disturbance, riot, public disorder, catastrophes of fire or explosion, federal state, local or foreign laws or regulations not existing at the time of execution of this Agreement, or the intervention of any governmental authority.

                  18.4 Assignment. Neither party may assign or delegate this
                       -----------
Agreement or any of its licenses (except as provided in Section 2.5), rights or duties under this Agreement without the prior written consent of the other, except by R2 in connection with a Change of Control of R2 or by GEMS in connection with a similar transaction involving GEMS.

                  18.5 Source Code and Technical Information Escrow. Within
                       ---------------------------------------------
thirty (30) days of the date hereof, GEMS and R2 shall enter into a source code and technical information escrow agreement in the standard form of Fort Knox or another mutually agreed upon independent escrow agent. Such agreement shall cover R2's Software source codes and technical information relating to the R2 Product, and will be triggered (with a release to GEMS) in the event that R2 Files for Bankruptcy. GEMS shall be the beneficiary of such escrow agreement provided GEMS agrees to be bound by the escrow agreement. R2 shall bear the costs of such agreement.

                  18.6 Authority. Each party represents that all corporate
                       ----------
action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken.

                  18.7 Partial Invalidity. If any section, paragraph, provision,
                       -------------------
or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

                  18.8 Counterparts. This Agreement may be executed in
                       -------------
counterparts, which, taken together, shall be regarded as one and the same instrument.

                  18.9 Modification. No alteration, amendment, waiver,
                       -------------
cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

                  18.10 Waiver. The failure of either party to enforce at any
                        -------
time the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be constituted to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

                  18.11 Entire Agreement. The terms and conditions herein
                        -----------------
contained (including the exhibits hereto) constitute the entire agreement between the parties and supersede and terminate all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof, including without limitation, the Original Agreement and any other distribution and related agreements in effect as of the date hereof.

                  18.12 Section Headings. The section headings contained in this
                        -----------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  18.13 Notices. Any notice required or permitted by this
                        --------
Agreement shall be in writing and shall be deemed given if sent by prepaid registered or certified United States mail, return receipt requested (if available), overnight mail with a nationally recognized overnight mail courier, or sent by telex, facsimile or similar communication, and confirmed by such mail, postage prepaid, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Notices will be deemed given three (3) business days after deposit in the U.S. Mail, one (1) business day after deposit with an overnight mail courier, or when confirmation of receipt is obtained if sent by facsimile or similar communication, as applicable.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

R2 TECHNOLOGY, INC.                                         GE MEDICAL SYSTEMS,
                                                            a division of GENERAL ELECTRIC COMPANY


By:      /s/ Michael S. Klein                               By: /s/ Philippe Cochet
   --------------------------------------------------           -------------------------------------------------------

Michael S. Klein                                            Philippe Cochet
-----------------------------------------------------       -----------------------------------------------------------
         (Print Name)                                                  (Print Name)

Title:   President and CEO                                  Title: General Manager Global X-Ray
      --------------------------------------               ------------------------------------------------------------

                                    Exhibit A

                             R2 PRODUCTS AND PRICING

Pricing

1.       The GEMS Price shall be:

         a. * * * for the first 20 prototype pilot units of the R2 Product purchased pursuant to Section 2.4.1 under this Agreement and any other pilot units purchased pursuant to Section 2.4.1;

         b. For any additional units of the R2 Product purchased prior to the end of the Exclusivity Period:

                  i. * * * for the first * * * units of the R2 Product (excluding the pilot units referenced in subsection a. above);

                  ii. If (A) at least * * * units of the R2 Product are
                      purchased within one hundred eighty (180) days of the Availability Date and (B) an aggregate of at least * * * units of the R2 Product (including the units referred to in clause (A) above) are purchased within two hundred seventy (270) days of the Availability Date (excluding in each case the pilot units referenced (in subsection a. above), then the GEMS Price for all subsequent purchases thereafter until the end of the Exclusivity Period shall be * * *. This price is for actual placements of the R2 Product with end user customers, and GEMS may not load up its inventory by purchasing units that are not being placed with customers in order to achieve the targets listed above.

                  iii.In the event that the targets set forth in subsection ii above are not met, but GEMS purchases * * * units of the R2 Product (excluding the pilot units referenced in subsection a. above) during the Exclusivity Period, then the GEMS Price for all subsequent purchases thereafter until the end of the Exclusivity Period shall be * * *;

         c. If GEMS purchases * * * or more units of the R2 Product (excluding the pilot units referenced in subsection a. above) during the Exclusivity Period, then R2 shall promptly provide to GEMS, upon GEMS' request, * * * additional units of the R2 Product at no additional charge.

----------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         d. For units of the R2 Product purchased after the end of the Exclusivity Period, GEMS and R2 shall negotiate in good faith a GEMS Price that shall be between * * * and * * *; provided, however, that in no event shall the GEMS Price be higher than the most favorable price offered by R2 to any other purchaser or distributor of the R2 Product for similar volume, terms, conditions and achievement of target license placements of R2 Products (taking into account all R2 Products purchased or licenses placed by GEMS);

         in each case above plus R2's Manufacturing Cost (as defined below) for the Hardware, until such time, if any, as GEMS takes over the manufacturing of the R2 Product. It is understood and agreed that, pursuant to the terms of R2's Software License Agreement, each Software License only entitles the end-user to use the R2 Product and Software with a single full field digital mammography acquisition device.

2.       (a)      R2's Manufacturing Cost for the Hardware, containing the
components set forth below, is as follows:

Material
--------

         310-00-XXX  DMPU System

         310-00-XXX Computer, Nightshade Digital Mammography Processing Unit
               (DMPU) (w/ all boards, one 9.1 Gb HDD, no mirroring, 512MB
                memory, dual 400MHz P2)                                    * * *
         320-00-XXX  Hard Drive, DMPU Nightshade Golden               (included)
         153-00-019  UPS, Powervar 700VA                                   * * *
         121-00-091-XX     Cable, Serial, Powervar to Nightshade           * * *
         121-00-015-XX     Cable, Ethernet Straight Pinning                * * *
         175-00-043  RJ11 Phone Data Protector                             * * *
         175-00-044  RJ45 Ethernet Data Protector                          * * *
         121-00-028-04 Cable, modem 14 FT.                                 * * *
         XXX-XX-XXX   MergeCOM-3 SW License                                * * *

Total material                                                             * * *
--------------
* * *Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Labor
-----

Anticipated incoming inspection, stocking and kitting labor hours          * * *
Anticipated assembly labor hours                                           * * *
Anticipated final test labor hours                                         * * *
Anticipated packaging and shipping labor hours                             * * *

Total Labor Cost at * * */hr. labor + fringe                               * * *

Overhead
--------

Total quarterly R2 direct inspection, assembly, test and shipment hours         1000

Total quarterly R2 manufacturing cost                                      * * *
Minus direct labor cost                                                    * * *
Total quarterly manufacturing overhead cost                                * * *
Overhead rate per hour equals $375K/1000                                   * * *

Sub-total Overhead                                                         * * *

Manual Translation Expense amortized over 195 units ($50K/195)             * * *

Total Overhead                                                             * * *

Total Product Cost: * * *

         (b) R2's Manufacturing Cost for other configurations of the Hardware shall be based on R2's then current costs (without mark up) to manufacture the Hardware in the design configurations outlined on Exhibit B.

----------

* * *Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    Exhibit B

                            R2 SOFTWARE AND HARDWARE

Software
--------

Shall be composed of a DICOM Interface and the ImageChecker(TM) Feature Detection Code for breast images.

Hardware
--------

Shall be composed of hardware as outlined on Exhibit A or as modified from time to time by the parties.

                                    Exhibit C

                                                           Confidential Document

                           SOFTWARE LICENSE AGREEMENT

         This Software License Agreement (the "Software License") is entered into as of ________, 2000 (the "Effective Date") by and between GE Medical Systems, a division of General Electric Company, a New York corporation, having a principal place of business at 3000 N. Grandview Boulevard, Waukesha, Wisconsin 53188, ("GEMS"), and ________________________, a __________________
corporation having a principal place of business at ___________________ ("Sublicensee").

         NOW, THEREFORE, it is hereby agreed by the parties as follows:

         In consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:

1.       Definitions

1.1 All capitalized terms not defined in this Software License shall have the meaning given to them in that certain agreement entitled "Amended and Restated Distributor Agreement," dated as of September __, 2000, by and between R2 Technology, Inc. ("Licensor") and GEMS (the "Agreement").

1.2 "Documentation" means any user instructions, manuals or other materials, and on-line help files regarding the use of the Software provided by GEMS in connection with the Software.

1.3 "Equipment" means any computer system, including peripheral equipment or operating system software so specified in Attachment 1 to this Software License. [Need to specify equipment]

1.4 "Field of Use" shall mean use of the Software solely in conjunction with the FFDM Systems listed in Attachment 1 of this Software License.

1.5 "FFDM System" shall mean a full-field digital-based mammography system provided by GEMS in connection with this Software License.

1.6 "Software" means the computer software programs specified in Attachment 1 of this Software License.

1.7 "Users" means all end users of the Software licensed to Sublicensee under this Software License.


2.       Grant of License

2.1 Object Code License Grant. Subject to the terms and conditions of this Software License, GEMS hereby grants to Sublicensee a perpetual, nonexclusive and nontransferable license to use, execute, distribute, perform and display the Software in the Field of Use, and to use the relevant Documentation. For purposes of clarity, GEMS does not grant Sublicensee the right to modify or create derivative works of the Software. Sublicensee acknowledges that Licensor will retain title to the Software and Documentation. Sublicensee acknowledges and agrees that the license rights hereunder entitle Sublicensee to use the Software only with a single acquisition device in an FFDM System. Sublicensee hereby acknowledges that Licensor has reserved all rights to the Software, Documentation, or any copyrights, patents, or trademarks, embodied or used in connection therewith, except for the rights expressly granted herein. All rights of Sublicensee under this Software License, including without limitation this
Section 2.1, shall be subject to the terms and provisions of the Agreement, and the rights of GEMS and Licensor thereunder.

2.2 Delivery. GEMS shall issue to Sublicensee one machine-readable copy of the Software loaded on the Equipment or media listed in Attachment 1 of this Software License and will provide Sublicensee with one copy of the appropriate Documentation. Sublicensee acknowledges that no copy of the source code of the Software will be provided to Sublicensee.

2.3 Copies. Sublicensee may make one machine-readable copy of the Software solely in connection with creating a backup for the FFDM System and Software and for no other purpose. Sublicensee shall not make any other copies of the Software. Sublicensee shall maintain accurate and up-to-date records of the DICOM number and location of each and every FFDM System that is being used in conjunction with the Software and shall provide GEMS with such information in writing at the end of each Calendar Quarter. The permitted backup copy of the Software will be subject to all terms and conditions of this Software License; provided, however, that the license rights hereunder entitle Sublicensee to use the Software only with a single acquisition device in an FFDM System. If sublicensee makes a backup copy of the Software pursuant to this Section 2.3, Sublicensee shall reproduce and not efface any and all titles, trademark symbols, copyright symbols and legends, and other proprietary markings on the Software.

2.4 Audit Rights. Sublicensee agrees to maintain accurate books and records which enable the calculation of fees payable hereunder to be verified. Upon ten
(10) days prior written notice to Sublicensee, independent accountants selected by GEMS, after entering into a confidentiality agreement, may have access to the books and records of Sublicensee to conduct a review of audit once per calendar year, for the sole purpose of verifying the accuracy of Sublicensee's payments and compliance with the Software License. GEMS' failure to audit shall not be considered a waiver of any objection to the amounts paid by Sublicensee.

2.5 Additional Restrictions. Sublicensee shall not itself, or through any parent, subsidiary, affiliate, agent or other third party:

         (a) sell, lease, license or sublicense the Software or the Documentation;

         (b) decompile, disassemble, or reverse engineer the Software, in whole or in part;

         (c) allow access to the Software by any user other than Sublicensee's employees;

         (d) write or develop any derivative software or any other software program based upon the Software or any Confidential Information;

         (e) modify the Software; or

         (f) provide, disclose, divulge or make available to, or permit use of the Software by any third party without GEMS' prior written consent.

3.       License Fee

3.1 Payment of Fees. [In consideration of the license granted pursuant to
Section 2.1, Sublicensee shall pay GEMS as follows: {Fill in pricing terms if
                                                    -------------------------
they are to be separately identified in this Software License}
-------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

------------------------------------------------------------------------------]]

OR

[[GEMS acknowledges that adequate consideration has been given to GEMS for the license granted pursuant to Section 2.1, pursuant to the pricing terms agreed to between the parties.]]

3.2 Taxes. All charges and fees provided for in this Software License are exclusive of any taxes, duties, or similar charges imposed by any government Sublicensee shall pay or reimburse GEMS for all federal, state, dominion, provincial, or local sales, use, personal property, excise or other taxes, fees, or duties arising out of this Software License (other than taxes on the net income of GEMS).

4.       Limited Warranty and Limitation of Liability

4.1 Performance. GEMS warrants that the Software will be substantially free from defects in materials and workmanship for a period of ninety (90) days from the Effective Date. If during this time period the Software does not perform as warranted, GEMS shall, at its option, correct the Software or, replace such Software free of charge. The foregoing are Sublicensee's sole and exclusive remedies for breach of warranty. The warranty set forth above is made to and for the benefit of Sublicensee only. The warranty will apply only if:

         (a) the Software has been properly installed and used at all times and in accordance with the instructions for use; and

         (b) no modification, alteration or addition has been made to the Software by persons other than GEMS or GEMS' authorized representative.

4.2 Disclaimer. Subject to the foregoing, GEMS and Licensor make no warranties, whether express, implied, or statutory regarding or relating to the Software or the Documentation, or any materials or services furnished or provided to Sublicensee under this Software License. GEMS and LICENSOR HEREBY DISCLAIM ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SOFTWARE, DOCUMENTATION, EQUIPMENT, AND SAID OTHER MATERIALS AND SERVICES, AND WITH RESPECT TO THE USE OF ANY OF THE FOREGOING.

4.3 Limitation of Liability. IN NO EVENT WILL GEMS OR LICENSOR BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE SOFTWARE OR SERVICES PERFORMED HEREUNDER, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF GEMS AND/OR LICENSOR HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. GEMS' AND LICENSOR'S LIABILITY UNDER THIS AGREEMENT FOR DAMAGES WILL NOT, IN ANY EVENT, AND UNDER ANY THEORY, EXCEED THE LICENSE FEE PAID BY SUBLICENSEE TO GEMS UNDER TIES SOFTWARE LICENSE.

5.       Confidential Information

5.1 Definition. "Confidential Information" means any information disclosed by
                --------------------------
GEMS to Sublicensee, either directly or indirectly, in writing, orally or by inspection of tangible objects (including without limitation documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally will be considered Confidential Information if such information is confirmed in writing as being Confidential Information within a reasonable time after the initial disclosure. Confidential Information may also include information disclosed to Sublicensee by third parties. Confidential information will not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by GEMS; (ii) becomes publicly known and made generally available after disclosure by GEMS to Sublicensee through no action or inaction of Sublicensee; (iii) is already in the possession of Sublicensee at the time of disclosure by GEMS as shown by Sublicensee's files and records immediately prior to the time of disclosure; (iv) is obtained by Sublicensee from a third party without a breach of such third party's obligations of confidentiality, (v) is independently developed by Sublicensee without use of or reference to GEMS' Confidential Information, as shown by documents and other competent evidence in Sublicensee's possession; or (vi) is required by law to be disclosed by Sublicensee, provided that Sublicensee gives GEMS prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure. The confidentiality provisions of this Section 5 shall be in addition to the term of any other confidentiality agreement between GEMS and Sublicensee.

5.2 Non-Use and Non-Disclosure. Sublicensee agrees not to use any Confidential Information of GEMS for any purpose except to exercise its rights and perform its obligations under this Software License. Sublicensee agrees not to disclose any Confidential Information of GEMS to third parties or to Sublicensee's employees, except to those employees of Sublicensee with a need to know. Sublicensee shall reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody GEMS' Confidential Information and which are provided to Sublicensee hereunder.

5.3 Maintenance of Confidentiality. Sublicensee agrees that it shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of GEMS. Without limiting the foregoing, Sublicense shall take at least those measures that it takes to protect its own most highly confidential information and shall ensure that its employees who have access to Confidential Information of GEMS have signed a non-use and non-disclosure agreement in content similar to the provisions hereof, prior to any disclosure of Confidential Information to such employees. Sublicensee shall not make any copies of the Confidential Information of GEMS unless the same are previously approved in writing by GEMS. Sublicensee shall reproduce GEMS' and Licensor's proprietary rights notices on any such approved copies, in the same manner in which such notices were set forth in or on the original.

5.4 Return of Materials. Upon the termination of this Software License, Sublicensee shall deliver to GEMS, no later than thirty (30) days from the date of termination, upon GEMS' request, all of GEMS' Confidential Information that Sublicensee may have in its possession or control.

6.       Term and Termination

6.1 Term. This Software License will take effect on the Effective Date and will remain in force until terminated in accordance with this Software License.

6.2 Termination Events. GEMS may, by written notice to Sublicensee, terminate this Software License if any of the following events ("Termination Events") occur:

         (a) Sublicensee fails to pay any amount due GEMS within 30 days after GEMS gives Sublicensee written notice of such nonpayment; or

         (b) Sublicensee is in material breach of any nonmonetary term, condition or provision of this Software License, which breach, if capable of being cured, is not cured within 30 days after GEMS gives Sublicensee written notice of such breach; or

         (c) Sublicense (i) terminates or suspends its business, (ii) becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority, or (iii) becomes subject to any bankruptcy or insolvency proceeding under federal or state statutes; or

6.3 If any Termination Event occurs, termination will become effective immediately or on the date set forth in the written notice of termination. Termination of this Software License will not affect the provisions regarding Sublicensee's or GEMS' treatment of Confidential Information, provisions relating to the payment of amounts due, or provisions limiting or disclaiming GEMS' and/or Licensor's liability, which provisions will survive termination of this Software License Agreement.

6.4 Upon request, no later than 30 days after the date of termination or discontinuance of this Software License for any reason whatsoever, Sublicensee shall return the Software and all copies, in whole or in part, all Documentation relating thereto, and any other Confidential Information in its possession that is in tangible form. Sublicensee shall furnish GEMS with a certificate signed by an executive officer of Sublicensee verifying that the same has been done.

7.       Miscellaneous

7.1 Third Party Beneficiary. Sublicensee hereby acknowledges and agrees that Licensor, R2 Technology, Inc., a Delaware corporation having a principal place of business at 235 Distel Circle, Los Altos, California, a licensor of GEMS, is a third party beneficiary of this Software License and has all rights accorded therefor, including without limitation, the right to sue the parties to this Software License to enforce the term hereof

7.2 Nonassigninent/Binding Agreement. Neither this Software License nor any rights under this Software License may be assigned or otherwise transferred by Sublicensee, in whole or in part, whether voluntary or by operation of law, including by way of sale of assets, merger or consolidation, without the prior written consent of GEMS, which consent will not be unreasonably withheld. Subject to the foregoing, this Software License will be binding upon and will inure to the benefit of the parties and their respective successors and assigns.

7.3 Notices. Any notice required or permitted under the terms of this Software License or required by law must be in writing and must be (a) delivered in person, (b) sent by first class registered mail, or air mail, as appropriate, or
(c) sent by overnight air courier, in each case properly posted and fully prepaid to the appropriate address set forth below. Either party may change its address for notice by notice to the other party given in accordance with this Section. Notices will be considered to have been given at the time of actual delivery in person, three (3) business days after deposit in the mail as set forth above, or one (1) day after delivery to an overnight air courier service.

7.4 Limitation on Claims. No action arising out of any breach or claimed breach of this Software License or transactions contemplated by this Software License may be brought by either party more than one year after the cause of action has accrued. For purposes of this Software License, a cause of action will be deemed to have accrued when a party knew or reasonably should have known of the breach or claimed breach.

7.5 No Warranties. No employee, agent, representative or affiliate of GEMS and its Licensor has authority to bind GEMS and/or Licensor to any oral representations or warranty concerning the Software. Any written representation or warranty not expressly contained in this Software License will not be enforceable.

7.6 Survival. Articles 4, 5, 6 and 7 and Sections 2.4 and 2.5 shall survive expiration or termination of this Software License.

7.7 Force Majeure. Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Software License if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond the control and without negligence of the parties. Such events, occurrences, or causes will include, without limitation, acts of God, strikes, lockouts, riots, acts of war, earthquake, fire and explosions, but the inability to meet financial obligations is expressly excluded.

7.8 Waiver. Any waiver of the provisions of this Software License or of a party's rights or remedies under this Software License must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Software License or its rights or remedies at any time, will not be construed and will not be deemed to be a waiver of such party's rights under this Software License and will not in any way affect the validity of the whole or any part of this Software License or prejudice such party's right to take subsequent action. No exercise or enforcement by either party of any right or remedy under this Software License will preclude the enforcement by such party of any other right or remedy under this Software License or that such party is entitled by law to enforce.

7.9 Severability. If any term, condition, or provision in this Software License is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Software License. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

7.10 Integration. This Software License (including the Exhibits and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Software License and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter. This Software License may not be amended, except by a writing signed by both parties.

7.11 Purchase Orders. No terms, provisions or conditions of any purchase order, acknowledgement or other business form that Sublicensee may use in connection with the acquisition or licensing of the Software will have any effect on the rights, duties or obligations of the parties under, or otherwise modify, this Software License, regardless of any failure of GEMS or Licensor to object to such terms, provisions or conditions.

7.12 Publicity. Sublicensee acknowledges that GEMS may desire to use its name in press releases, product brochures and financial reports indicating that Sublicensee is a Sublicensee of GEMS, and Sublicensee agrees that GEMS may use its name in such a manner, subject to Sublicensee's consent, which consent will not be unreasonably withheld.

7.13 Counterparts. This Software License may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement

7.14 Governing Law. This Software License will be interpreted and construed in accordance with the laws of the State of New York and the United States of America, without regard to conflict of law principles. The parties hereby consent to the exclusive jurisdiction of the state and federal courts located in New York, New York for resolution of any disputes arising out of this Software License.

         The parties have executed this Software License below to indicate their acceptance of its terms.

"General Electric Medical Systems, a division of General     "Sublicensee"
Electric Company"

By:                                                          By:
    ---------------------------------------------------         ----------------------------------------

Print Name:                                                  Print Name:
            -------------------------------------------                 --------------------------------

Title:                                                       Title:
       ------------------------------------------------            --------------------------------------


                                    Exhibit D
                                    GEMS SDRS
                               [95 pages omitted]
                                     * * *

----------
* * *Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    Exhibit E
                                 R2'S US PATENTS

* * *

----------
* * *Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    Exhibit F
                               REGULATORY MATTERS

Approval Efforts by Both Parties. R2 shall submit a supplement (PMA Supplement)
---------------------------------
to its approved application for premarket approval (PMA) under the Federal Food, Drug, and Cosmetic Act (FD&C Act) with respect to R2 Product used in connection with the flat panel detector of the GEMS Product. R2 agrees to provide GEMS all sections of the PMA Supplement prior to submission, excluding sections pertaining to the R2 Product algorithm. R2 shall provide GEMS seven days to review and comment on those sections. GEMS agrees to provide R2 with information in GEMS's possession necessary for approval of the R2 Product, subject to obtaining the appropriate informed consent and obtaining consent from United States Army subjects, as needed.

         R2 shall provide GEMS with copies of all substantive written correspondence to R2 from FDA and to FDA from R2, including copies of all official correspondence from FDA to R2, regarding the R2 Product PMA Supplement, excluding information pertaining to the R2 Product algorithm. R2 agrees to provide GEMS with drafts of all written responses to official FDA correspondence from R2 to FDA regarding the PMA Supplement, excluding information pertaining to the R2 Product algorithm. R2 shall provide GEMS seven days to review and comment on those draft responses to official FDA correspondence prior to submission to FDA.

         R2 agrees to provide GEMS written authorization to reference the R2 PMA and/or PMA Supplement for purposes of GEMS submitting its own PMA or PMA Supplement for display of CAD information on the GEMS Product. GEMS agrees to file a PMA for display of CAD information on the GEMS Product only if FDA requires a PMA instead of a PMA Supplement. R2 agrees to assist GEMS in submitting a PMA or PMA Supplement under the FD&C Act with respect to the GEMS Product, including R2 Product, after R2 has received premarket approval for the R2 Product. R2 agrees to provide GEMS with a copy of R2's approved PMA and/or PMA Supplement, excluding information pertaining to the R2 Product algorithm, to assist GEMS in the preparation of the GEMS PMA or PMA Supplement. GEMS agrees to provide R2 all sections of the GEMS PMA or PMA Supplement relating to the R2 Product prior to submission. GEMS shall provide R2 seven days to review and comment on those sections. R2 agrees to assist GEMS in responding to any questions FDA may have regarding the R2 Product.

         GEMS shall provide R2 with copies of all substantive written correspondence to GEMS from FDA and to FDA from GEMS, including copies of all official correspondence from FDA to GEMS, regarding the GEMS PMA or PMA Supplement relating to the R2 Product. GEMS agrees to provide R2 with drafts of all written responses to official FDA correspondence from GEMS to FDA regarding the GEMS PMA or PMA Supplement relating to the R2 Product. GEMS shall provide R2 seven days to review and comment on those draft responses to official FDA correspondence prior to submission to FDA.

         R2 agrees to provide GEMS with written authorization to reference the R2 PMA and/or PMA Supplement for purposes of GEMS submitting its own PMA Supplement for additional claims about the GEMS Product, including the R2 Product, that are consistent with, and expand upon, existing claims for the R2 Product, and for which evidence of safety and effectiveness already exists. GEMS agrees to provide R2 the opportunity to file a PMA Supplement for those claims prior to GEMS filing such PMA Supplement. If R2 decides to file the PMA Supplement for those claims, it must agree to do so expeditiously. If R2 has not filed the PMA Supplement after 120 days, GEMS may file the PMA Supplement for those claims.

         GEMS agrees to provide R2 written authorization to reference the GEMS PMA or PMA Supplement for display of CAD information on the GEMS Product for purposes of R2 submitting its own PMA Supplement for additional claims about the GEMS Product, including the R2 Product, that are consistent with, and expand upon, existing claims for the R2 Product, and for which evidence of safety and effectiveness already exists. R2 agrees to provide GEMS the opportunity to file a PMA Supplement for those claims prior to R2 filing such PMA Supplement. If GEMS decides to file the PMA Supplement for those claims, it must do so expeditiously. If GEMS has not filed the PMA Supplement after 120 days, R2 may file the PMA Supplement for those claims.

Quality Compliance. R2 and GEMS shall each comply with their respective Quality
-------------------
Systems which must be compliant with and regularly audited in accordance with 21 C.F.R. Part 820, Quality System Regulation, ISO 9001:1994, the applicable World Health Organization requirements and any applicable medical device regulations in the European Community, Japan, Australia, Canada, and South Africa.

         R2 agrees that on-site quality control audits may be made, at GEMS's expense, by GEMS personnel or by an independent expert quality control auditor who is selected by GEMS. Such audits will be scheduled at reasonable times and upon reasonable prior notice to R2, and may be made once a year. Interim audits based upon a showing of good cause as a result of significant quality issues may be conducted but may be limited to those aspects of the R2 Quality System directly related to those quality issues. R2 agrees to furnish, at GEMS's sole expense, facilities, Quality System records, and assistance reasonably necessary to facilitate any such audit and ensure the safety and convenience of each inspection.

     R2 shall notify GEMS within a reasonable period of time (not later than 10 days) if the FDA or another regulatory body with authority over medical devices contacts R2 to inquire about or investigate the R2 Product. R2 shall notify GEMS if FDA inspects the R2 facility and shall provide GEMS with copies of FD-482 and FD-483 if related to the R2 Product. R2 agrees to provide GEMS a draft of any response that R2 intends to provide to FDA to address issues identified in FD-483, if related to the R2 Product, prior to submission. R2 shall provide GEMS two days to review and comment on such drafts. R2 shall provide GEMS with a copy of the final response to issues identified in FD-483, if related to the R2 Product. R2 shall notify GEMS if it receives a Warning Letter or other adverse regulatory action including, but not limited to, administrative detention, import detention, complaint for forfeiture, or complaint for injunction, if related to the R2 Product. R2 shall provide GEMS with any response R2 prepares in response to any adverse regulatory action, if related to the R2 Product.

     GEMS shall notify R2 within a reasonable period of time (not later than 10 days) if the FDA or another regulatory body with authority over medical devices contacts GEMS to inquire about or investigate the R2 Product. GEMS shall notify R2 if FDA inspects the GEMS facility if such inspection is related to the R2 Product and shall provide R2 with copies of FD-482 and FD-483 if related to the R2 Product. GEMS agrees to provide R2 a draft of any response that GEMS intends to provide to FDA to address issues relating to the R2 Product identified in FD-483 prior to submission. GEMS shall provide R2 two days to review and comment on such drafts. GEMS shall provide R2 with a copy of the final response to issues relating to the R2 Product identified in FD-483. GEMS shall notify R2 if it receives a Warning Letter or other adverse regulatory action including, but not limited to, administrative detention, import detention, complaint for forfeiture, or complaint for injunction relating to the R2 Product. GEMS shall provide R2 with any response GEMS prepares in response to any adverse regulatory action regarding the R2 Product.

         GEMS shall be responsible for the initial receipt and handling of potential complaints it receives related to the R2 Product. Upon receipt of such R2 Product-related complaint information, GEMS shall record the identity of complainant, including name, address, and telephone number, a description of the nature of the complaint, and take all reasonable efforts to obtain all other available information associated with the complaint. GEMS shall promptly provide all available complaint-related information to R2's quality assurance department.

         R2 shall be responsible for the initial receipt and handling of potential complaints it receives related to the R2 Product. Upon receipt of such R2 Product-related complaint information, R2 shall record the identity of complainant, including name, address, and telephone number, a description of the nature of the complaint, and take all reasonable efforts to obtain all other available information associated with the complaint. R2 shall promptly provide all available complaint-related information to GEMS's quality assurance department.

         GEMS and R2 agree to review and evaluate each potential complaint to determine whether the information reported constitutes a complaint within the meaning of 21 C.F.R. ss. 820.3(b), and whether it merits investigation. GEMS and R2 shall confer to determine whether a complaint investigation is required, and GEMS and R2 shall each establish a record justifying its rationale for not investigating any complaint. If GEMS and R2 are unable to reach an agreement regarding whether to conduct an investigation, both parties will discuss the issue with FDA simultaneously to determine whether an investigation is warranted. If FDA determines than an investigation is warranted, both parties will conduct an investigation. If FDA determines that an investigation is not warranted, neither party will conduct an investigation.

         Where an investigation is warranted, each party shall be responsible for investigation of the complaint. Such investigation shall be conducted at each party's expense. GEMS and R2 shall each establish and maintain a program, as required by 21 C.F.R. ss. 820.198, to ensure that (a) each complaint is adequately reviewed, evaluated, and maintained; (b) any complaint involving the possible failure of a device to meet any of its performance specifications is adequately investigated; and (c) any complaint pertaining to safety is immediately reviewed, evaluated, and investigated. To the extent that GEMS requires additional information to enable it to perform the complaint investigation, GEMS shall notify R2 and R2 shall cooperate fully in assisting GEMS with the conduct of the investigation, excluding information pertaining to the R2 product algorithm. To the extent that R2 requires additional information to enable it to perform the complaint investigation, R2 shall notify GEMS and GEMS shall cooperate fully in assisting R2 with the conduct of the investigation.


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

         GEMS and R2 shall both be responsible for determining whether to submit, and submitting medical device reports (MDRs) and related information required under the Medical Device Reporting regulation, 21 C.F.R. Part 803, and similar reports and information that are required under reporting requirements of the European Community, Japan, Australia , Canada, and South Africa. Upon request by GEMS, R2 agrees to provide technical support and documentation to enable GEMS to make such determinations, and to prepare and submit such reports. Upon request by R2, GEMS agrees to provide technical support and documentation to enable R2 to make such determinations, and to prepare and submit such reports, excluding information pertaining to the R2 product algorithm. If the parties are unable to reach an agreement regarding whether to submit an MDR, both parties will discuss the issue with FDA simultaneously to determine whether submitting an MDR is required. If FDA determines that an MDR is required, both parties will submit an MDR. If FDA determines that an MDR is not required, neither party will submit an MDR.

         GEMS and R2 are each authorized hereunder to recall R2 Product, initiate a market withdrawal, or initiate other corrective action (e.g., notification) involving its customers. If GEMS determines that it is appropriate to undertake a recall, market withdrawal, or other corrective action for any R2 Product, it will promptly notify R2. If R2 determines that it is appropriate to undertake a recall, market withdrawal, or other corrective action for any R2 Product, it will promptly notify GEMS. If the parties disagree regarding whether a recall, market withdrawal, or other corrective action is required, both parties shall discuss the issue with FDA simultaneously to determine whether a recall, market withdrawal, or other corrective action is required. If FDA determines that a recall, market withdrawal, or other corrective action is required, the party whose act or omission, according to FDA, gave rise to the recall, market withdrawal, or other corrective action (the recalling or initiating party) shall use its best efforts to promptly correct the problem(s) that caused the recall, market withdrawal, or other corrective action and shall be responsible for the recall, market withdrawal, or other corrective action. The parties agree that the recalling or initiating party shall be the point of contact for purchasers in the event of a corrective action, and the recalling or initiating party shall be responsible for all communications with customers. The recalling or initiating party will maintain complete and accurate records, for such periods as may be required by applicable law, related to any recall, market withdrawal, or other corrective action. The recalling or initiating party shall be responsible for all costs associated with the recall, market withdrawal, or other corrective action. The recalling or initiating party shall be responsible for reporting any corrections or removals of R2 Product, as required by 21 C.F.R. Part 806.

Rejection of Products or Parts in Case of Nonconformity. R2 shall test or cause
--------------------------------------------------------
to be tested each R2 Product as defined and specified in the latest version of the SDRS document (the Specifications) before shipment to GEMS or its designee for compliance with the Specifications. R2 shall establish and maintain a program consistent with its Quality System to ensure that any failure of R2 Product or its components to meet performance specifications shall be investigated. Upon request, R2 shall provide GEMS with a written record of the investigation together with any conclusions and follow-up.

         GEMS shall have the right to inspect shipment of R2 Product within 15 calendar days after receipt and shall notify R2 if any R2 Product is found by GEMS to fail to meet Specifications. GEMS shall return rejected R2 Product to R2, at GEMS's expense, including full risk of loss or damage to the R2 Product for the shipment to R2, within a reasonable period of time of discovering the failure and after first receiving a Return Material Authorization from R2, which shall not be unreasonably withheld. No later than 15 calendar days after R2's receipt of rejected R2 Product, R2 shall, at its option and expense if within the Warranty Period, or at GEMS's option and expense as quoted by R2 outside of the Warranty Period, either repair or replace said R2 Product. R2 shall bear all expense and risk of loss or damage to R2 Product for the return shipment to GEMS. R2 Product not rejected within 15 calendar days after receipt shall be deemed accepted by GEMS.


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